UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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BUNGE LIMITED

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BUNGE

PROXY STATEMENT
Notice of 2023 Annual General Meeting of Shareholders

March 31, 2023

We are passionate, bold and driven. Together, we lead the way to deliver results for our customers, each other and the world. **We are Bunge.**

Our Values

ACT AS ONE TEAM

By fostering inclusion, collaboration and respect

DRIVE FOR EXCELLENCE

By being agile, innovative and efficient

DO WHAT'S RIGHT

By acting safely, ethically and sustainably

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management's expectations are described in our 2022 Annual Report on Form 10-K, including under Item 1A. Risk Factors. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report except as required by law.

Dear Shareholders

A letter from
Kathleen Hyle, Chair of the Board of Directors

2022 was another exceptional year for Bunge, and we'd like to thank you for your continued investment. We delivered strong financial results, demonstrating our company's flexibility through a volatile year. Against the backdrop of regional conflict, weather impacts and many other factors, our Board is proud of the work our management team and employees did to help customers, both farmers and end users, manage risk and navigate their food security issues.

Our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. To ensure we are meeting that promise and to position Bunge for future growth, we continued making disciplined investments in our physical infrastructure, our technology and our team. We are improving our existing facilities, evaluating expansion opportunities through M&A and greenfields, and investing in digital tools to ensure our plants run reliably and at optimal performance. Most importantly, we are investing in our employees by enhancing learning and development programs and expanding our early talent programs so that we have a steady and diverse pipeline of the best and brightest employees who are ready to become the next generation of leaders for this great company.

As a Board, we are committed to providing active and engaged oversight of management as the company executes its strategy to create sustainable shareholder value. In 2022, the Board oversaw several key transactions, which included the establishment of partnerships with Chevron and CoverCress to support renewable fuel feedstocks; a joint venture with Olleco to create a full life-cycle oil collection business in Europe; and a recent decision to move the place of incorporation of Bunge's ultimate parent company from Bermuda to Switzerland in 2023.

Additionally, the Board is committed to stakeholder engagement, and we maintain a robust outreach program that allows us to gain valuable insights into the issues that matter most to our stakeholders. In 2022, we responded to shareholder feedback by making several important changes to our governance practices that are described in the following proxy statement. They include:

- Amending our bye-laws to eliminate certain supermajority voting requirements;
- Updating our Corporate Governance Principles to enhance our Board membership criteria, including a diversity policy and robust director succession and refreshment processes;
- Following the 2023 Annual General Meeting of Shareholders (AGM), we will have increased the diversity of our Board to 36% gender diversity and 36% racial and ethnic diversity;
- Refreshing the committee charters to clarify ESG oversight responsibilities;
- Amending our Code of Conduct to include commitments to our new values and provide more guidance on topics of special interest, such as ethical decision making, data privacy and trade compliance; and
- Creating or filling several new key management positions and increasing the diversity of our executive leadership team, including a Chief Technology Officer and a Chief Human Resources Officer.

Importantly, we further embedded sustainability into the foundation of our business. We also created a new global corporate contributions policy focused on food security and education opportunities. With these changes, Bunge is reiterating its commitment to facing the realities of a changing climate head-on while meeting the needs of consumers and the communities in which we operate.

We are proud of Bunge's 20-year track record of sustainability and emissions-related accomplishments. We are on track to reach our goal of non-deforestation in our supply chains in 2025. Through our work with the Bunge Sustainable Partnership, we increased traceability and monitoring of our indirect supply chain in the Brazilian Cerrado to 80% at the end of the year, an important milestone toward our 2025 commitment. We also made progress on our Science-Based Targets to reduce our greenhouse gas emissions. We are continuing our journey by announcing our intention to develop a climate transition plan starting in 2023 that is aligned with the Paris Climate Agreement and that will further accelerate Bunge's climate action commitment.

Our highly engaged Board, management team and employees are at the heart of our success in delivering on our purpose while creating long-term shareholder value. We pride ourselves on being an employer of choice in the markets where we operate, and as such, we strive to foster a culture of collaboration, accountability and innovation. We empower, develop and reward our employees, which ultimately drives high levels of engagement and commitment to Bunge.

We also made Board succession planning a priority in 2022 and recently welcomed Eliane Aleixo Lustosa de Andrade as a new independent director. Ms. Aleixo Lustosa is well positioned to help the Board oversee Bunge's South America strategy thanks to her considerable experience working in South America, as well as her expertise in finance, public policy and risk management. In addition, we are recommending Monica McGurk and David Fransen for appointment as new independent directors. Ms. McGurk brings extensive leadership experience working at food and ingredient companies with a focus on sustainability and digital initiatives. Mr. Fransen brings significant experience in information technology, finance and risk management, particularly with respect to energy markets in the U.S., Europe and South America.

As part of the Board's succession strategy, Erik Fyrwald and I will not stand for reelection at the 2023 AGM. I would like to thank Erik for his valuable and significant contributions to the Board.

It has been an honor for me to serve as a member of the Board since 2012 and to serve as the Board Chair since 2018. I leave at an exciting time for Bunge, and I believe the efforts the Board has overseen will position the company well for future success. I leave knowing that the role of the Board Chair will be in very capable hands. The Board intends to nominate Mark Zenuk to succeed me as Board Chair following the AGM. Mark's extensive leadership experience at agriculture, private equity and energy companies, as well as his substantial experience in strategic planning, global markets and strong financial acumen make him well equipped to serve in this important role.

On behalf of the Board of Directors and all the employees of Bunge, thank you for your support and investment in Bunge.

Sincerely,

Kathleen Hyle
Chair of the Board of Directors
March 31, 2023

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, May 11, 2023, at 11:00 a.m. Central Daylight Time

Place:	This year's meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/BG2023.

Record Date:	March 13, 2023
Shareholders as of the Record Date are entitled to notice of, and to vote at, the Annual General Meeting and at any subsequent adjournments or postponements.

Voting:
Your vote is very important. Whether or not you plan to join the Annual General Meeting, please promptly vote by internet, telephone or by mail so that your shares will be represented at the meeting. If you are a registered holder of our common shares (i.e., you hold your shares through our transfer agent, Computershare), please follow the instructions included in your proxy materials or on your proxy card to access the Annual General Meeting. If your common shares are held through an intermediary (i.e., brokerage firm, bank or other nominee), you should receive a voting instruction form from your brokerage firm, bank or other nominee.

Meeting Details:
Please read carefully “Information About this Proxy Statement and Meeting” beginning on page 79 of this proxy statement to ensure that you comply with the requirements for voting and accessing the Annual General Meeting.

At the Annual General Meeting, we are asking shareholders to vote on the following:
Management Proposals	Board Recommends
Election of the 11 director nominees named in the proxy statement	✓ FOR
Approval of a non-binding advisory vote on the compensation of our named executive officers	✓ FOR
A non-binding advisory vote on the frequency of future shareholder advisory votes on executive compensation	✓ ONE YEAR
Appointment of Deloitte & Touche LLP as our independent auditor for fiscal year 2023, and authorization of the Audit Committee of the Board of Directors to determine the independent auditor's fees	✓ FOR

Shareholder Proposal	Board Recommend
Shareholder ratification of termination pay	✗ AGAINST

Important Notice of Internet Availability of Proxy Materials for the Annual General Meeting to be held on May 11, 2023: The Proxy Statement and Annual Report on Form 10-K are available at investors.bunge.com/investors/corporate-governance/governance-documents and www.ProxyVote.com.

By Order of the Board of Directors

March 31, 2023	Lisa Ware-Alexander Vice President, Deputy General Counsel and Corporate Secretary

i Bunge | 2023 Proxy Statement

Bunge | 2023 Proxy Statement ii

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.
Annual General Meeting Information

Time and Date:	Thursday, May 11, 2023, at 11:00 a.m. Central Daylight Time, with log in beginning at 10:45 a.m.

Location:	The Annual General Meeting will be a virtual meeting conducted exclusively online via live audio webcast, allowing shareholders to participate in the meeting from any location convenient to them. There will not be a physical meeting.

Record Date:	Shareholders of record as of the close of business on March 13, 2023 are entitled to vote.

Voting:
Each issued and outstanding common share is entitled to one vote. You may vote by telephone, internet, mail or by accessing the Annual General Meeting. Please see "Information About Voting" on page 82.

Attendance:
To access the Annual General Meeting, please follow the instructions contained in "Information About the Meeting" on page 80. Shareholders who access the meeting will be allowed to submit questions in our virtual shareholder meeting forum before and during the meeting.

Proposals and Voting Recommendations for the Annual Meeting
A majority of votes cast is required to approve each proposal, unless otherwise indicated.

Proposal		Board's Voting Recommendation	Page References (for more detail)

1	Election of Directors	✓ FOR EACH NOMINEE	8

2	Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR	38

3	Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Executive Compensation	✓ ONE YEAR	71

4	Appointment of Independent Auditor and Authorization of the Audit Committee of the Board to Determine the Independent Auditor's Fees	✓ FOR	72

5	Shareholder Proposal Regarding Shareholder Ratification of Termination Pay	✗ AGAINST	75

1 Bunge | 2023 Proxy Statement

Director Nominees
As part of the Board’s succession planning efforts, Mr. Fyrwald and Ms. Hyle will not be standing for re-election and will be retiring from the Board at the Annual General Meeting. The Board of Directors has nominated the 11 directors named below for election at the Annual General Meeting and recommends that shareholders vote FOR the election of each director nominee. Each nominee, except for Mr. Fransen and Ms. McGurk, is currently a director of the Company. The following table provides summary information about each nominee, including committee assignments, following the Annual General Meeting on May 11, 2023. See "Proposal 1 - Election of Directors" on page 8 for additional information regarding the nominees.

		Director Since	Other Public Boards		Committee Membership
Name	Age			Independent	Audit (1)	CGNC (2)	ERMC (3)	HRCC (4)	SCRC (5)

Eliane Aleixo Lustosa de Andrade	60	2022	3	Yes	●				●
Sheila Bair	68	2019	1	Yes	●	●(C)	●
Deputy Chair
Carol Browner	67	2013	0	Yes		●			●(C)
David Fransen	65	Nominee	0	Yes			●	●
Gregory Heckman	60	2018	1	No
Chief Executive Officer
Bernardo Hees	53	2019	1	Yes				●	●
Michael Kobori	63	2021	0	Yes			●		●
Monica McGurk	53	Nominee	0	Yes		●	●
Kenneth Simril	57	2021	0	Yes	●			●(C)
Henry "Jay" Winship	55	2018	1	Yes	●(C)	●		●
Mark Zenuk	55	2018	0	Yes			●(C)
Board Chair

● = Member	(1)	Audit Committee	(4)	Human Resources and Compensation Committee
(C) = Chair	(2)	Corporate Governance and Nominations Committee	(5)	Sustainability and Corporate Responsibility Committee
	(3)	Enterprise Risk Management Committee
Through its ongoing Board refreshment process, the Board strives to achieve the right balance of long-tenured directors, with years of experience and institutional knowledge, and new directors who bring diverse thinking to the boardroom.

Director Nominee Tenure	Director Nominee Independence

Average Tenure = 2.6 Years of Service

Bunge | 2023 Proxy Statement 2

Key Skills, Qualifications, Backgrounds and Experience Following the 2023 Annual General Meeting
Our director nominees possess a diverse range of relevant and complementary skills, qualifications, backgrounds and experience. Additional information regarding each director nominee's qualifications, experience and skills are included in the director nominee skills matrix and in each director nominee’s profile, which are included in "Proposal 1 - Election of Directors." This high-level summary presented in the chart below illustrates the principal board skills as a whole and is not intended to be an exhaustive list of the director nominee's contributions to the Board.

Director Nominee Skills

Public Company CEO Experience		2

Financial						7

Risk Management							9

South America Business Expertise		2

China Business Expertise	1

Agricultural Industry				5

Food Ingredient			3

Digital		2

Manufacturing and Logistics					6

Government and Public Policy			3

Sustainability			3

Director Nominee Gender Diversity	Director Nominee Racial / Ethnic Diversity

3 Bunge | 2023 Proxy Statement

Corporate Governance Highlights
Our commitment to good corporate governance practices includes the following:

L	Active, Independent and Effective Board

•10 out of 11 director nominees are independent
•All Board committee members are independent
•Independent, non-executive Board Chair and Deputy Chair
•Executive sessions of independent directors at each Board and committee meeting
•Board and committees have access to independent legal, financial, executive compensation and other advisors
•Directors have unlimited access to Company officers and employees
•Orientation and continuing education programs for directors
•Balance of new and experienced directors
•High rate of board attendance at Board and committee meetings, with average 2022 attendance of approximately 98%

G	Corporate Governance

•Commitment to Board refreshment; average tenure of our Board is less than 3 years
•Corporate Governance Principles include a diversity policy and robust director succession and refreshment processes
•Commitment to actively seeking highly qualified women and individuals from historically underrepresented groups to include in the candidate pool from which Board nominees are selected; 36% of our directors are female and 36% are ethnically diverse
•Director retirement age of 72
•In response to shareholder feedback, we amended our bye-laws to eliminate certain supermajority voting requirements in 2022
•Commitment to overseeing Environmental, Social and Governance (ESG) matters, including community relations, and, in 2022, refreshed committee charters to clarify ESG oversight
•Annual Board review of Company strategy
•Active risk oversight by full Board and subject matter oversight by the committees
•Robust Board and committee self-assessments and director nomination processes
•Board takes active role in management succession planning
•Limitations on the number of other public companies Board members may serve on

m	Shareholder Rights & Engagement

•Long-standing and active shareholder outreach program with director participation
•Single class of stock with equal voting rights
•Annual election of directors
•Simple majority voting standard at meetings implemented in 2022, including to remove directors without cause, to approve business combinations (as defined in the bye-laws) and to amend the bye-laws
•10% or more of our issued and outstanding common shares may call a special meeting of shareholders
•Bye-laws permit shareholders to nominate directors to the Board
•No poison pill

Bunge | 2023 Proxy Statement 4

2022 Financial and Strategic Highlights
In 2022, the Company experienced an exceptional year as we posted the strongest performance in our history to date. Our global platform, approach, and focused execution by our teams demonstrated the critical role we play in global food security: maintaining flows of crops from farmers to consumers in a volatile and demanding environment. At the same time, over the course of the year we made progress on executing our strategy to strengthen and expand our core business while positioning us to benefit over the long-term from the growing demand for food, feed and renewable fuel.
Highlights of our operational, strategic and financial achievements in 2022 are provided below:

$10.51 full-year GAAP earnings per share	$13.91 adjusted earnings per share(1)	Highest recorded adjusted Earnings Per Share ("EPS") in Company history

Introduced Earnings Growth Framework to increase mid-cycle baseline from $8.50 to ~$11.00 per share by end of 2026(2)		Returned $549M to shareholders through dividends and share repurchases

Agribusiness, Refined and Specialty Oils and Milling segments posted record full-year results		Continued to reduce Scope 1, 2 and 3 emissions to achieve Science Based Target commitments by 2030

Financial return metrics continued to significantly exceed respective costs of capital		Continued great progress on finding innovative, sustainable solutions for the renewables space
(1)Adjusted EPS is a non-GAAP financial measure, see Appendix A – Reconciliation of Non-GAAP Financial Measures for reconciliation to the most directly comparable U.S. GAAP measure.
(2)We have not presented a comparable U.S. GAAP financial measure for the Earnings Growth Framework financial measure presented on an adjusted, non-GAAP basis because the information necessary for such presentation is unavailable at this time. The information necessary to prepare the comparable U.S. GAAP presentation could result in significant differences from the non-GAAP financial measure presented in this proxy statement.
5 Bunge | 2023 Proxy Statement

Sustainability Highlights
We also deepened our commitment to sustainability and further embedded climate-focused decision-making into our strategies, operations and investments. We’ve taken robust actions to reduce our own environmental footprint and increased our collaboration with partners, customers and other stakeholders to improve the sustainability of the food production chain. Our approach to sustainability reflects our three priority areas, and includes some of the important achievements described below:

Action on Climate	Responsible Supply Chains	Accountability

Further reduction in GHG emissions for Scopes 1, 2 and 3	Increased sourcing of deforestation-free commodities	Achieved ESG targets under $1.75B sustainability-linked revolving credit facility

Joint venture with Chevron to increase the supply of renewable plant-based fuels	Began enhancing our global human rights strategy	Developed a new global contributions policy to promote education and food security

Strengthened climate-related risk and opportunity framework	Created partnerships to increase soybean traceability in high-risk deforestation areas	Supported employee development through new trainings and learning programs
We view sustainability as a key part of our strategy to maximize long-term shareholder value, as we believe that operating responsibly and providing products that help our customers and farmers achieve their sustainability goals provides us opportunities to (1) grow our business, (2) increase customer collaboration and loyalty, (3) retain, attract and motivate employees, and (4) reduce our impact on the environment.
Executive Compensation Highlights
Our executive compensation philosophy is built upon a strong foundation of linking pay with performance over the long-term and is structured to:
•Align the interests of executives with the long-term interests of shareholders. The majority of pay opportunity for our Named Executive Officers (NEOs) is delivered in the form of performance-based incentives.

	Base Salary	Annual Cash Incentive	Long-Term Equity-Based Incentive
CEO Target Total Compensation Mix(1)	9%	15%	76%

		91% Variable

	Base Salary	Annual Cash Incentive	Long-Term Equity-Based Incentive
Other NEO Target Total Compensation Mix(1)	21%	19%	60%

		79% Variable
(1) Base salary, target annual cash incentive and target value of equity awards at grant.
Bunge | 2023 Proxy Statement 6

•Drive business goals and strategies. Incentive plan targets are directly tied to business goals and strategies, including ESG goals, and are based upon metrics that drive long-term value creation.
•Reward profitable growth and increased shareholder value. Performance metrics balance earnings growth and returns on investment. The pay mix is equity leveraged, resulting in realized compensation in line with stock price performance.
The table below highlights our current executive compensation practices that drive performance and serve our shareholders' long-term interests.

WHAT WE DO		WHAT WE DON'T DO

✓	We Do award 60% of target total compensation for other NEOs on average and 76% for our CEO in long-term equity-based incentives	✗	We Don't allow repricing of stock options or buy out underwater stock options without shareholder approval
✓	We Do use multiple performance metrics for short-term and long-term awards	✗	We Don't have single trigger change of control provisions
✓	We Do have comprehensive disclosure of metrics and goals	✗	We Don't have golden parachute excise tax gross ups
✓	We Do have long-term incentives that are majority performance-based	✗	We Don't allow hedging or pledging of Company shares or holding Company shares in margin accounts
✓	We Do have robust share ownership guidelines for directors, executive officers and other senior leaders	✗	We Don't allow transactions by directors, officers and Company insiders in Company stock without pre-clearance
✓	We Do conduct an annual compensation risk assessment for employee incentive plans	✗	We Don't have excessive executive perquisites
✓	We Do have a clawback policy
Shareholder Engagement Highlights
Shareholder feedback is a key input to our compensation program. Between 2014, when we began our annual shareholder engagement program, and 2021, an average of 86% of votes cast were in favor of our executive compensation program. At our 2022 Annual General Meeting, 96.7% of the votes cast on our annual say-on-pay vote were in favor of our executive compensation program.
Annually, we reach out to our top shareholders representing 40 - 50% of our issued and outstanding shares, as well as proxy advisory firms and other industry thought leaders.

97% of Shareholders voted FOR Say-on-Pay at our 2022 Annual General Meeting	Engagement Methods	Engagement Topics	Who Participates
	•Individual investor meetings •Annual meeting of shareholders •Quarterly earnings calls •Informational materials and public filings	•Company Overview •Business Highlights •Corporate Governance •Diversity & Inclusion •Sustainability •Executive Compensation	•Board of Directors •Executive Leadership Team •Investor Relations •Subject Matter Experts

Engage institutional investors representing 40 - 50% of issued and outstanding shares
Further, in 2022 we commenced in-depth consultations, led by a leading ESG advisory organization, with a consortium of investors to support our efforts to enhance transparency around our sustainability strategy, performance and engagement.
7 Bunge | 2023 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
Election of Directors
Our Board, based on the recommendations of the Corporate Governance and Nominations Committee, has nominated each of the eleven nominees listed below for election at the Annual General Meeting and to the committees and roles indicated, each to hold office until next year's annual general meeting. Mr. Paul Fribourg resigned from the Board effective December 31, 2022, and, as part of the Board's succession strategy, Mr. Erik Fyrwald and Ms. Kathleen Hyle have chosen to not stand for re-election at the Annual General Meeting.
Each of Messrs. Heckman and Winship were initially selected as a director pursuant to the respective Cooperation Agreements with Continental Grain Company, D.E. Shaw Valence Portfolios, L.L.C. and D.E. Shaw Oculus Portfolios, L.L.C., each of which expired on November 12, 2019. While the selection of Messrs. Heckman and Winship is no longer required, the Corporate Governance and Nominations Committee and the Board believe they are qualified nominees who are committed to promoting the long-term interests of our shareholders. Other than Mr. Fransen and Ms. McGurk, each nominee is presently a member of the Board. Each nominee has agreed to serve if elected.
Nominees
The Board believes that the nominees possess the requisite tenure, diversity and variety of complementary skills, qualifications, backgrounds and experience that contribute to the Board's ability to oversee our operations and to shape our long-term business strategy. The following director nominee skills matrix is a high-level summary which highlights the top four skills of each director nominee and is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Aleixo Lustosa	Bair	Browner	Fransen	Heckman	Hees	Kobori	McGurk	Simril	Winship	Zenuk
Key Skills and Experience
Public Company CEO Experience					✓	✓
Financial	✓	✓		✓		✓			✓	✓	✓
Risk Management	✓	✓	✓	✓	✓		✓	✓		✓	✓
South America Business Expertise	✓					✓
China Business Expertise		✓
Agricultural Industry					✓		✓		✓	✓	✓
Food Ingredient					✓			✓	✓
Digital				✓				✓
Manufacturing and Logistics				✓		✓	✓		✓	✓	✓
Government and Public Policy	✓	✓	✓
Sustainability			✓				✓	✓
Tenure and Independence
Board Tenure (Years Completed)	0	3	9	0	4	3	1	0	1	4	4
Independent	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Demographics
Age	60	68	67	65	60	53	63	53	57	55	55
Gender Identity	F	F	F	M	M	M	M	F	M	M	M
Asian							✓
Black/African American									✓
Hispanic/Latino	✓					✓
White/Caucasian		✓	✓	✓	✓			✓		✓	✓
Nationality(1)	BR	US	US	UK	US	BR/US	US	US	US	US	CA/US
(1) For Nationality, BR = Brazil, US = United States, UK = United Kingdom and CA = Canada
Bunge | 2023 Proxy Statement 8

The following paragraphs set forth information about the nominees and their expected committee memberships and roles following the Annual General Meeting.

Eliane Aleixo Lustosa de Andrade, 60 Board Member since 2022 Committees: Audit; Sustainability and Corporate Responsibility
Ms. Aleixo Lustosa most recently served as Managing Director at the Brazilian Development Bank, National Bank for Economic and Social Development, where she was responsible for capital markets and the execution of the Brazilian Privatization Program. Earlier in her career, she was the Chief Financial Officer of LLX Logística S.A. (currently Prumo Logística S.A.), Vice President of Finance and Control of Grupo Abril S.A., Executive Director of Globex Utilidades S.A. and Chief Investment Officer of the Petrobras’ Employee Pension Fund. Ms. Aleixo Lustosa currently serves as a non-employee director of the following companies: Grupo CCR S.A., BrasilAgro S.A., and Aegea Saneamento S.A. She has been a referee of the Brazilian Arbitration Chamber of Novo Mercado Bovespa - B3 - Brazilian Stock Market, since 2004, and is member of the Bluebell Index advisory board. Ms. Aleixo Lustosa has a Ph.D in Finance and Master’s of Arts and Bachelor of Arts degrees in Economics from Pontifical Catholic University of Rio de Janeiro, Brazil, where she later served as a professor of microeconomics and international relations. She has two Board Member Certificates, one issued by Competent Boards – Global ESG & Climate Certificate & Designation Program and one issued by the Brazilian Institute of Corporate Governance, where she also teaches Corporate Governance.

Skills and Qualifications: Ms. Aleixo Lustosa brings to the Board significant experience in global capital markets and financial risk management, as well as regulation and public policy and advising large, complex organizations in both the public and private sectors. She also has experience and insights into South America capital and energy markets.

Sheila Bair, 68 Board Member since 2019 Deputy Chair since 2021 Committees: Audit; Corporate Governance and Nominations (Chair); Enterprise Risk Management
Ms. Bair is the former Chair of the Federal Deposit Insurance Corporation (FDIC), where she served in that capacity from 2006 to 2011. After leaving the FDIC, she joined the Pew Charitable Trust as a senior advisor, a role she held from 2011 through 2015. Ms. Bair also served as president of Washington College from 2015 to 2017, and senior advisor to the international law firm DLA Piper, from 2014 to 2015. Earlier in her career, she also served as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury (2001 to 2002), Senior Vice President for Government Relations of the New York Stock Exchange (1995 to 2000), Commissioner of the Commodity Futures Trading Commission (1991 to 1995), and as counsel to Kansas Republican Senate Majority Leader Bob Dole (1981 to 1988). She continues her work on public policy issues as chair emeritus of the Systemic Risk Council, as a founding director of the Volcker Alliance, and as a Senior Fellow of the Center for Financial Stability. Ms. Bair is a non-employee director of Lion Electric Company, where she serves as a member of the Compensation Committee and chairs the Nomination and Corporate Governance Committee. She is a former Board Chair of Fannie Mae and non-employee director of Host Hotels & Resorts, Inc., Thomson Reuters and the Industrial and Commercial Bank of China Ltd. She is an accomplished author and has written several books on financial issues. In 2021, she was appointed trustee of the prestigious Economists for Peace and Security, and the Eminent Persons Group, which advises the IFRS Foundation on sustainability financial disclosures. She holds a bachelors from the University of Kansas and a J.D. from the University of Kansas School of Law. She also holds honorary doctorates from Kansas University, Amherst College and Drexel University.
Skills and Qualifications: Ms. Bair brings to the Board significant experience in global capital markets and financial risk management, as well as regulation and public policy, and advising large, complex organizations in both the public and private sectors.

9 Bunge | 2023 Proxy Statement

Carol Browner, 67 Board Member since 2013 Committees: Corporate Governance and Nominations; Sustainability and Corporate Responsibility (Chair)
Ms. Browner is senior of counsel at Covington & Burling LLP, a multinational law firm, and is a member of their environmental, social and governance practice. From 2011 to 2021, Ms. Browner was senior counsel at Albright Stonebridge Group, a global advisory firm. From 2009 to 2011, she served as Assistant to President Barack Obama and director of the White House Office of Energy and Climate Change Policy. From 2001 to 2008, Ms. Browner was a founding principal of the Albright Group and Albright Capital Management LLC. Previously, she served as Administrator of the Environmental Protection Agency from 1993 to 2001. She also chairs the board of the League of Conservation Voters and is a sustainability advisor to Neutron Holdings, Inc., d/b/a Lime. She holds a J.D. and B.A. from the University of Florida.
Skills and Qualifications: Ms. Browner brings to the Board significant experience in regulation and public policy, the environment and sustainability, particularly with respect to agriculture, energy and renewable fuels, and also advising large, complex organizations in both the public and private sectors.

David Fransen, 65 Board Nominee Committees: Enterprise Risk Management; Human Resources and Compensation
Mr. Fransen was Chairman and non-employee director of Vitol S.A., Geneva, from 2017 until his retirement from Vitol in 2020. Prior to that, Mr. Fransen worked at Vitol Group from 1986 to 2017 serving as a director of various Vitol Group companies and holding roles of increasing responsibility, including leading the global gasoline trading group; heading the Bermuda office; Group Head of Information Technology; Chief Operations Officer; and Member of the Executive Committee. Early in his career, he worked at British Petroleum PLC (1979-1986) in marketing and planning and as a trader. Mr. Fransen was a founding member of the Swiss Trading and Shipping Association from 2006 to 2019, and served as President for 6 years. Mr. Fransen is a former non-employee director of Greenfields Petroleum. Mr. Fransen holds a BSC (Hons) in Mathematics and Computer Science from Royal Holloway College, London, and a Certificate in Management Studies.

Skills and Qualifications: Mr. Fransen brings to the Board significant experience in finance and risk management, particularly with respect to energy markets in the U.S., Europe and South America. He also has significant experience with information technology, digital applications and cybersecurity, establishing and leading the information technology team of a large and complex Swiss multinational company. He also brings valuable experience in transportation and logistics, as well as leading a large and complex energy company.

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Gregory Heckman, 60 Board Member since 2018
Mr. Heckman has served as Bunge Limited's CEO since 2019 and a director since October 2018. Mr. Heckman is Founding Partner of Flatwater Partners, a private investment firm, and has over 30 years of experience in the agriculture, energy and food processing industries. He served as CEO of The Gavilon Group from 2008 to 2015. During his time at Gavilon, he led the company through a period of considerable growth in both the agriculture and energy industries prior to the eventual sale of the agriculture business to Marubeni Corporation and the energy business to NGL Energy Partners. Prior to Gavilon, Mr. Heckman was Chief Operating Officer of ConAgra Foods Commercial Products and President and COO of ConAgra Trade Group. Mr. Heckman also serves as a non-employee director on the board of OCI NV, a global producer of fertilizer and chemicals. He is also a member of the North America Agribusiness Advisory Board of Rabobank, the New York Stock Exchange Board Advisory Council and the Aksarben Foundation Board of Governors. Mr. Heckman holds a B.S. in agriculture economics and marketing from the University of Illinois at Urbana-Champaign.
Skills and Qualifications: Mr. Heckman's deep agribusiness and food industry knowledge and leadership experience, his proven track record in driving growth and shareholder value at Bunge and previous businesses he has led, as well as his experience as our CEO, provides the Board with valuable perspectives as we continue to grow our portfolio of businesses, while increasing our focus on sustainability and optimizing our operation and risk management execution.

Bernardo Hees, 53 Board Member since 2019 Committees: Human Resources and Compensation; Sustainability and Corporate Responsibility
Mr. Hees was a partner at 3G Capital, a global investment firm, from 2010 until the end of 2019. Mr. Hees served as CEO of The Kraft Heinz Company from July 2015 until June 2019 and as CEO of H.J. Heinz Company from June 2013 until its merger with Kraft Foods Group, Inc. in July 2015. Previously, Mr. Hees served as CEO of Burger King Worldwide Holdings, Inc., a global fast food restaurant chain, from September 2010 to June 2013 and Burger King Worldwide, Inc. from June 2012 to June 2013, and as CEO of América Latina Logística, a logistics company, from January 2005 to September 2010. Mr. Hees serves as Executive Chairman of the Board of Directors of Avis Budget Group, Inc. He holds a B.A. in Economics from the Pontifical Catholic University of Rio de Janeiro and an MBA from Warwick Business School in the United Kingdom.
Skills and Qualifications: Mr. Hees' experience as a former chief executive of a large international consumer products company and his experience as a former partner of a global investment firm provides the Board with valuable perspective relating to global food and food ingredient supply chains. He also provides the Board with insights into the South American marketplace. He has a finance background, and a strong understanding of compensation and sustainability matters.

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Michael Kobori, 63 Board Member since 2021 Committees: Enterprise Risk Management; Sustainability and Corporate Responsibility
Mr. Kobori is currently the Chief Sustainability Officer at Starbucks Coffee Company, a position he has held since 2020. Prior to joining Starbucks, he was with Levi Strauss & Co. where he served as Vice President, Sustainability from 2007 to 2020 and the Director, Global Code of Conduct from 2001 to 2006. Prior to that, he was with The Asia Foundation, where he supported human rights and economic development in Bangladesh, Thailand and Vietnam. Mr. Kobori currently serves on the Advisory Committee for Voluntary Foreign Assistance and the President's Leadership Council of The Asia Foundation. Mr. Kobori has been a lecturer in corporate sustainability at the Haas School of Business, University of California at Berkeley. He is the Executive Producer of Utopia Theatre Project, an artist-led social justice theater company. Mr. Kobori has served on a number of not-for profit boards and advisory commissions, including the Cotton Board, Better Cotton Initiative, Sustainable Apparel Coalition, ILO Better Work, and Levi Strauss Foundation. He holds a Masters of Public Policy and AB, Psychology and Asian Studies degrees from the University of California, Berkeley.
Skills and Qualifications: Mr. Kobori brings to the Board significant experience in environmental matters, sustainability and public policy, particularly with respect to climate, agriculture and water. He also has experience working for a large multinational beverage and manufacturing company with complex supply chains. In addition, his extensive experience in the private sector provides unique perspectives on diversity and social justice matters. He also provides the Board with insights on business operations in Asia.

Monica McGurk, 53 Board Nominee Committees: Corporate Governance and Nominations; Enterprise Risk Management
Ms. McGurk is currently the Chief Executive Officer of Tropicana and Mainstream Brands at Tropicana Brands Group, a position she has held since September 2022. Previously, she served as the Chief Global Growth Officer at Kellogg Company from 2019 to 2022 and the Chief Global Revenue and eCommerce Officer from 2018 to 2019. Prior to working at Kellogg Company, she worked at Tyson Foods and The Coca-Cola Company where she held various leadership positions in strategy and digital media. She is currently a non-employee director of the privately held company, PivotBio. Ms. McGurk holds a B.A. in Government from Harvard University and a M.B.A. and Certificate in Public Management along with a M.A. in Education from Stanford University. Additionally, she completed the Executive Education Agribusiness Seminar at Harvard Business School; Ethics of AI at the University of Helsinki, Finland; and Introduction to ESG at the Corporate Finance Institute.

Skills and Qualifications: Ms. McGurk brings to the Board significant experience in enterprise risk management, ESG, health and nutrition, food waste and packaging, as well as diversity, equity and inclusion initiatives at large multinational companies. She also has significant experience in digital, cybersecurity and AI. In addition, she also has significant leadership experience in each of these areas, including strategy and commercial initiatives globally.

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Kenneth Simril, 57 Board Member since 2021 Committees: Audit; Human Resources and Compensation (Chair)
Mr. Simril is the former President and Chief Executive Officer of Fleischmann's Ingredients, a position he held from 2006 to 2021. Prior to joining Fleischmann's, he was the Chief Financial Officer and Chief Operations Officer of Clipper Corporation, a manufacturer of both custom and semi-custom items for the food service industry. Before Clipper Corporation, Mr. Simril was the Chief Financial Officer of ClearPath Networks Inc. He has also served in various finance and engineering roles with Mobil Oil Corporation and Exxon Mobil Corporation. Mr. Simril is a former non-employee director of At Home Group, Inc. He currently serves as an independent director of American Funds managed by the Capital Group, a privately held company. He holds a B.S. in Petroleum Engineering from the University of Southern California and an MBA from Harvard Business School.

Skills and Qualifications: Mr. Simril brings to the Board significant financial and leadership expertise and experience working for large, complex multinational companies. In addition, he brings significant food and ingredients experience, manufacturing, logistics, strategic and investment management experience. Mr. Simril is an audit committee financial expert.

Henry "Jay" Winship, 55 Board Member since 2018 Committees: Audit (Chair); Corporate Governance and Nominations; Human Resources and Compensation
Since 2016, Mr. Winship has served as Founder, President and Managing Member of Pacific Point Capital, a privately owned asset management firm. Prior to that, he was a Principal, Senior Managing Director and Member of the Investment Committee at Relational Investors, which he joined in 1996. He has over 25 years of experience as an institutional investor and in investment management, accounting and financial management. Mr. Winship is a non-employee director of C.H. Robinson and former non-employee director of CoreLogic, Inc. He also serves on the Board of Advisors of the Corporate Governance Institute at San Diego State University Fowler College of Business. He is a Certified Public Accountant and holds the professional designation of Chartered Financial Analyst. He holds a bachelor's degree in finance from the University of Arizona and an MBA from the University of California, Los Angeles.

Skills and Qualifications: Mr. Winship brings to the Board expertise and experience as an institutional investor helping to grow shareholder value at a wide range of public companies. Mr. Winship has significant experience in the areas of finance, capital allocation and risk management, and provides our Board with valuable perspectives on a range of agricultural and food ingredient industry topics. Mr. Winship is an audit committee financial expert and has extensive corporate governance expertise.

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Mark Zenuk, 55 Board Member since 2018 Board Chair (following Annual General Meeting) Committees: Enterprise Risk Management (Chair)
Mr. Zenuk has served as Managing Partner of Tillridge Global Agribusiness Partners, an agribusiness private equity firm, since 2016. Prior to Tillridge, he was a Managing Director at NGP Energy Capital Management where he led the agribusiness investment platform from 2010 to 2016. Before joining NGP Energy Capital Management, he served in many domestic and international executive leadership roles with Archer Daniels Midland Company ("ADM"), having most recently led ADM’s oilseed business unit. Before joining ADM in 1999, he served as General Manager of the Commodity Marketing Group for the Saskatchewan Wheat Pool and Marketing Manager for the Canadian Wheat Board. He holds a B.S. in Agricultural Economics from the University of Saskatchewan.

Skills and Qualifications: Mr. Zenuk's senior leadership experience provides deep knowledge of global agribusiness and food and ingredients markets, along with risk management expertise and, through his private equity experience, financial acumen and a strong commitment to strategic growth and shareholder value. Mr. Zenuk also brings manufacturing and logistics experience in global operations.

☑	OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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CORPORATE GOVERNANCE
The following sections provide an overview of our corporate governance policies and practices, including with respect to shareholder outreach, Board structures, tenure and refreshment, independence of directors, Board leadership, risk oversight and key aspects of our Board and committee operations. The Board regularly reviews our policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices.
Shareholder Engagement
Shareholder engagement is a key priority of our Board and management. As a result, the Board has worked with management over the years to develop a robust year-round shareholder outreach program with our investors. Similar to previous years, we engaged with institutional investors representing approximately 40% to 50% of our issued and outstanding shares, including most of our top 20 institutional holders, to gain valuable insights into current and emerging issues that matter most to them, including with respect to our performance and strategy, governance matters, executive compensation, sustainability, climate, human capital management, diversity and inclusion and other matters. These meetings included members of our management team, including investor relations, human resources, executive compensation, sustainability and legal, as well as our independent Board chair and select committee chairs. Additionally, beginning in 2021, we began participating in a program led by an ESG advisory organization to meet with a consortium of investors to discuss our sustainability strategy and performance, as a way to provide greater transparency into our sustainability efforts.
Feedback from these discussions is relayed to the Board and is a key element in the development of our governance, compensation and sustainability policies, as well as the ongoing evaluation of our business strategy and performance.
For example, as a result of feedback received and collaboration with our shareholders in recent years we have:
•taken significant action to refresh our Board and the leadership and composition of our Board committees;
•made meaningful changes to our executive compensation program;
•amended our bye-laws to eliminate certain supermajority voting standards;
•enhanced our proxy disclosures with respect to the composition, skill sets and diversity of our Board;
•enhanced our sustainability policies and programs, particularly with respect to addressing deforestation risks in our supply chain, climate-related risks and water sustainability;
•updated our Corporate Governance Principles to enhance our Board Membership Criteria, including the addition of a Diversity Policy and director succession planning;
•updated our committee charters to clarify the roles and responsibilities with respect to ESG matters;
•enhanced our sustainability, risk, compensation and governance disclosures to align them to the relevant elements of the reporting frameworks developed by the Sustainability Accounting Standards Boards (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD); and
•implemented full declassification of our Board.
The Board will continue to seek investor input in furtherance of its commitment to enhancing our governance practices and building long-term shareholder value.
Board Structure and Size
As of the date of this proxy statement, our Board consists of 11 directors. Directors are elected at each annual general meeting of shareholders to hold office for one-year terms until the next annual general meeting of shareholders.
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Director Selection and Qualifications
Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. As provided in its charter, our Corporate Governance and Nominations Committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates, with support from an independent search firm, the committee conducts a thoughtful evaluation focused on recommending candidates, pursuant to the Board Membership Criteria and Diversity Policy set forth in the Corporate Governance Principles, that (1) complement the current members of the Board and other proposed nominees to further the objective of having a Board that guides the long-term strategy and ongoing business operations of the Company, and (2) reflects a diversity of background and experience to effectively perform the functions of the Board and its committees. The following provides an overview of our Board refreshment process.

Corporate Governance and Nominations Committee Oversight
Committee Chair: Sheila Bair, Independent Director
Identification of Candidates	Assessment and Interviews	Nomination and Election	Onboarding

The Corporate Governance and Nominations Committee reviews candidates identified by an independent search firm, members of the Board or management, and shareholders or other persons, taking into consideration the Board Membership Criteria and Diversity Policy.

The Corporate Governance and Nominations Committee seeks input from other Board members and senior management to evaluate director nominees and interviews appropriate candidates to confirm their qualifications, skills, interest and availability for Board service.
Upon a recommendation from the Corporate Governance and Nominations Committee, the Board determines whether to nominate a director candidate and optimal committee placement.
We conduct a comprehensive onboarding process for new directors, including meetings with management, site visits and a resource library to provide an understanding of our business strategy, opportunities and challenges.

Director Re-elections: Additionally, the Corporate Governance and Nominations Committee annually reviews the tenure, performance, skills and contributions of existing Board members to the extent they are candidates for re-election. Directors eligible for re-election abstain from Board discussions regarding their nomination. In determining whether to recommend a director for re-election, the Committee also considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board evaluation and meeting attendance. The Board does not believe that directors should expect to be re-nominated annually.
Membership on other Boards: Under the Corporate Governance Principles, directors must inform the Chair of the Board and the Chair of the Corporate Governance and Nominations Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the board, or beneficially own more than 1% of the outstanding equity securities (other than through mutual funds or similar non-discretionary, undirected arrangements), of any of our competitors in our principal lines of business.
Board Membership Criteria and Diversity Policy: For all directors, we require an independent mindset, high personal and professional ethics, integrity, sound business judgment, the ability and willingness to commit sufficient time to the Board and to promoting the long-term interests of the Company's shareholders. Our Board considers many factors in evaluating the suitability of individual director candidates, including, but not limited to: a general understanding of global business, finance and other disciplines relevant to the success of a large, publicly traded company; understanding of our business and technology; education, professional background and personal accomplishments; and geographic, gender, age, and racial and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from historically underrepresented groups to include in the candidate pool from which Board nominees are selected.
Independent Search Firm: A professional search firm recently assisted the Corporate Governance and Nominations Committee in connection with its recommendation of Messrs. Kobori and Simril, who were both appointed to the Board in 2021, Ms. Aleixo Lustosa, who was appointed in 2022 and Mr. Fransen and Ms. McGurk, who are being nominated for election to the Board at the Annual General Meeting. When using a professional search firm, the
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Corporate Governance and Nominations Committee directs the firm to include in each director search a diverse slate of qualified candidates based on the Board Membership Criteria and Diversity Policy outlined in our Corporate Governance Principles. After consulting with the Corporate Governance and Nominations Committee, the firm further screens and interviews candidates to assess their qualifications, interest and any potential conflicts of interest, and provides its results to the Committee, which uses its independent judgment to determine whether to recommend to the Board a candidate for nomination..

Each of the nominees for election at the Annual General Meeting was recommended for nomination to the Board by the Corporate Governance and Nominations Committee.
Board Succession and Tenure
Director Succession: The Board actively reviews and refreshes its membership. In furtherance of this objective, the Corporate Governance and Nominations Committee assists the Board in developing succession planning guided by the long-term strategy and ongoing business operations of the Company. As part of succession planning, the Corporate Governance and Nominations Committee annually, and on an as needed basis, reviews the composition of the Board against the skills criteria applicable to potential candidates for nomination to the Board, as well as existing directors, and makes director nomination recommendations to the Board.
Director Tenure: No director that has reached the age of 72 can be nominated for re-election or re-appointment to the Board; however, the Board does not impose director tenure limits as the Board believes that imposing limits on director tenure could arbitrarily deprive it of the valuable contributions of its most experienced members. Accordingly, length of Board service is one of the factors considered by the Corporate Governance and Nominations Committee in making director nomination recommendations to the Board. Additionally, each director must be re-nominated by the Board on an annual basis, which provides the Board with the opportunity to consider the optimal mix of characteristics, skills, qualifications and experience in the evaluation of the Board members each year.
Board Refreshment: Over the course of the last five years, 11 directors have either left the Board or decided not to stand for re-election. As a result, the average tenure of our director nominees is less than three years, with the longest tenured nominee having served for nine years. This significant Board refreshment process has resulted in an increase in the depth, qualifications and diversity represented on the Board.
Shareholder Recommendations and Director Nominations
The Corporate Governance and Nominations Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons. In accordance with our bye-laws, shareholders who wish to propose a director nominee must give written notice to our Corporate Secretary at our registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of (i) 150 days prior to the contemplated date of the annual general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the actual date of the annual general meeting. Where directors are to be elected at a special general meeting, such notice must be given before the later of (i) 120 days before the date of the special general meeting and (ii) the date which is 10 days after the date of the first public announcement or other notification of the date of the special general meeting. In each case, the notice must include, as to each person the shareholder proposes to nominate for election or re-election as director, all information relating to that person required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which includes such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and evidence satisfactory to us that such nominee has no interests that would limit such nominee's ability to fulfill their duties of office. We may require any nominee to furnish such other information as reasonably may be required by us to determine the eligibility of such nominee to serve as a director. A shareholder may propose a director nominee to be considered by our shareholders at the annual general meeting provided that the notice provisions in our bye-laws as set forth above are met, even if such director nominee is not nominated by the Corporate Governance and Nominations Committee. A shareholder may also recommend director candidates for consideration
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by the Corporate Governance and Nominations Committee at any time. Any such recommendations should include the nominee's name and qualifications for Board membership.
Board Independence

With respect to the 2023 director nominees, the Board has determined that each non-employee director who served in 2022 and each non-employee director nominee is independent in accordance with the New York Stock Exchange Corporate Governance Standards and that no major relationship exists with Bunge other than as a director.

Regulatory Requirements: In accordance with the listing standards of the New York Stock Exchange (NYSE), to be considered independent, a director must have no material relationship with Bunge directly or as a partner, shareholder or officer of an organization that has a relationship with Bunge. The NYSE has also established enhanced independence standards applicable to members of our Audit Committee and our Human Resources and Compensation Committee.
Independence Governance Framework: In accordance with the Corporate Governance Principles and our Policy for the Review and Approval of Related Person Transactions, the Corporate Governance and Nominations Committee assists the Board annually to review commercial and other relationships between directors and members of their immediate families and Bunge to make a determination regarding the independence of each director or director nominee. In addition, the Board has adopted categorical standards of director independence which are set forth in Annex A to our Corporate Governance Principles. The categorical standards of director independence are available through the "Investors — Corporate Governance" section of our website, bunge.com. Additionally, our bye-laws provide that no more than two directors may be employed by us or any company or entity which we control.
Independence Determination: In making its independence determinations, the Board considers relevant facts and circumstances, including that in the normal course of business, purchase and sale and other commercial and charitable transactions or relationships may occur between Bunge and other companies or organizations with which some of our directors or their immediate family members are affiliated. The Board monitors the independence of its members on an ongoing basis to assist it in making determinations of director independence. For 2022, the Board considered the following transactions and relationships and determined them to be immaterial:
•Mses. Aleixo Lustosa, Bair, Browner and McGurk and Messrs. Heckman, Hees and Winship serve as a non-employee director, trustee or advisory board member of another company that Bunge did business with in the ordinary course; and,
•Mr. Zenuk serves as Managing Partner of Tillridge Global Agribusiness Partners ("Tillridge"), a private equity firm. Bunge conducts business with certain portfolio companies of Tillridge. The highest amount of annual purchase or sale transactions between Bunge and any of the portfolio companies in 2022 was approximately $17 million. Mr. Zenuk does not serve as an officer or employee of any of these portfolio companies and has no involvement in Bunge's dealings with these companies. Additionally, these commercial relationships predated Mr. Zenuk joining our Board. The Board concluded that these transactions were arm's length and determined that Mr. Zenuk is independent.
Executive Sessions of Our Board
Our Corporate Governance Principles provide that the non-employee directors shall meet without management directors at regularly scheduled executive sessions and at such other times as they deem appropriate. Our Board meets in executive session without management directors present at each regularly scheduled Board meeting. Our non-employee, independent Board Chair presides over these sessions.
Certain Relationships and Related Transactions
Various policies and procedures, including our Code of Conduct, Corporate Governance Principles, Conflict of Interest Policy, and annual questionnaires and/or certifications completed by our directors and executive officers, require disclosure of and/or otherwise identify transactions or relationships that may constitute conflicts of interest or may require disclosure under applicable SEC rules as "related person transactions". Our Corporate Governance and Nominations Committee has adopted the Policy for the Review and Approval of Related Person Transactions, which is
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a written policy for the review and approval of related person transactions. This policy is designed to operate in conjunction with and as a supplement to the provisions of our Code of Conduct. These transactions are also reviewed in the context of making annual independence determinations regarding directors. See "Board Independence" above for further information.
Under the policy, our legal department will review all actual and proposed related person transactions presented to or identified by it and then submit any transaction in which a related person is reasonably likely to have a direct or indirect material interest to the Corporate Governance and Nominations Committee for review and approval or ratification. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominations Committee will consider all the available and relevant facts and circumstances, including, but not limited to, (a) whether the transaction was the product of fair dealing, (b) the terms of the transaction and whether similar terms would have been obtained from an arm's length transaction with a third party and (c) the availability of other sources for comparable products or services. The policy also identifies certain types of transactions that our Board has identified as not involving a direct or indirect material interest and are, therefore, not considered related person transactions for purposes of the policy. For purposes of the policy, the terms "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.
Board Leadership Structure
Our Board does not have a requirement that the roles of CEO and Board Chair be either combined or separated. The Board believes this determination should be made based on the best interests of Bunge and its shareholders at any point in time based on the facts and circumstances then facing the Company. Demonstrating the Board's commitment to making these thoughtful and careful determinations, our Board has separated the Chair and CEO roles since 2013 and has had an independent, non-employee Board Chair since January 1, 2014. Ms. Hyle currently serves as Board Chair and ex officio member of each committee. In addition, Ms. Bair was appointed as non-employee Deputy Chair on May 5, 2021. The Board believes that its current leadership structure, led by an independent Board Chair and five fully independent committees, is in the best interests of the Company and its shareholders at this time and demonstrates its commitment to independent oversight, which is a critical aspect of effective governance. If, in the future, our CEO also serves as our Board Chair, our Corporate Governance Principles provide that our non-management directors would, on an annual basis, select an independent director to serve as the Board’s lead independent director. The specific responsibilities of a lead independent director are set forth in our Corporate Governance Principles.
Mr. Zenuk is expected to serve as Board Chair of the Board following the Annual General Meeting. He has been a director since 2018 and is an independent director under New York Stock Exchange standards. In addition to Mr. Zenuk’s expected role as the Chair of the Board, his governance responsibilities include chairing the Enterprise Risk Management Committee that supervises the quality and integrity of our risk management practices, reviews and approves our risk management policies, oversees the Enterprise Risk Management framework and reviews the scope of our enterprise risks.
Mr. Zenuk serves as Managing Partner of Tillridge Global Agribusiness Partners, an agribusiness private equity firm. Previously, he was a Managing Director at NGP Energy Capital Management where he led the agribusiness investment platform and he has held many domestic and international executive leadership roles with Archer Daniels Midland Company. He has a seasoned and long-term perspective and insight into Bunge’s operations, as well as a thorough understanding of our businesses and expertise in our industry. Given his senior leadership experience and deep knowledge of global agribusiness and food and ingredients markets, along with his risk management expertise, the independent members of the Board find that he is the most appropriate choice to serve as Board Chair.
Board Meetings and Committees
The Board normally has five regularly scheduled meetings per year, and committee meetings are normally held in conjunction with Board meetings. Additionally, the Board holds virtual meetings to receive updates on our business and as circumstances may require. Our Board met 11 times in 2022 and acted by written consent three times. All directors serving on the Board as of December 31, 2022 attended at least 98% of the combined Board and committee meetings on which they served during the last fiscal year.
Our bye-laws give our Board the authority to delegate its powers to committees appointed by the Board. We have five standing Board committees: the Audit Committee, the Human Resources and Compensation Committee, the Enterprise Risk Management Committee, the Corporate Governance and Nominations Committee and the
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Sustainability and Corporate Responsibility Committee. Each of these committees is chaired by an independent director and composed entirely of independent directors. The members of the Audit Committee and the Human Resources and Compensation Committee also meet the enhanced independence rules of the SEC and NYSE applicable to such committees. Pursuant to their charters, each of these committees are authorized and assured of appropriate funding to retain and consult with external advisors and counsel, as they deem appropriate, to assist in the performance of their duties. The committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our bye-laws and the terms of their respective committee charters. Each of these committees has the power under its charter to sub-delegate the authority and duties designated in its charter to subcommittees or individual members of the committee as it deems appropriate, unless prohibited by law, regulation or any NYSE listing standard. Copies of these committee charters are available through the "Investors — Corporate Governance" section of our website, bunge.com. Please note that the information contained in or connected to our website is not intended to be part of this proxy statement.
The tables that follow provide primary responsibilities and 2022 membership and meeting information for each Board committee as of December 31, 2022 (for the membership of each of the Board Committees that is expected following the Annual General Meeting, see "Director Nominees" on page 2). See "Environmental, Social and Governance" for a description of the role each Board committee serves with respect to the oversight of ESG matters:

Audit Committee

2022 meetings l 9	Primary Responsibilities:

Members: Henry "Jay" Winship (Chair) Eliane Aleixo Lustosa de Andrade Sheila Bair Kenneth Simril Mark Zenuk
•the quality and integrity of our financial statements and related disclosures;
•compliance with legal and regulatory requirements;
•the independent auditor's qualifications, independence, fees and performance;
•the performance of our internal audit and control functions; and
•assists the Board in its oversight of cybersecurity.

The Audit Committee meets separately with our independent auditor and also in quarterly executive sessions with members of management, including our chief audit executive and our chief compliance officer. Additionally, the Audit Committee regularly meets in executive sessions at which only the Audit Committee members are in attendance, without any members of our management present. No Audit Committee member may simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board. Messrs. Winship and Simril qualify as audit committee financial experts.
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Human Resources and Compensation Committee

2022 meetings l 6	Primary Responsibilities:

Members: J. Erik Fyrwald (Chair) Bernardo Hees Kenneth Simril Henry "Jay" Winship
•designing, reviewing and overseeing Bunge's executive compensation program;
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of the CEO in light of these goals and objectives and setting the CEO's compensation based on this evaluation;
•reviewing the evaluation by the CEO of each executive officer reporting directly to the CEO and overseeing and approving the total compensation packages for each executive officer reporting directly to the CEO;
•reviewing and approving employment, consulting, retirement and severance agreements and arrangements for the CEO and executive officers reporting directly to the CEO;
•reviewing and making recommendations to the Board regarding our incentive compensation plans, including our equity incentive plans, and administering our equity incentive plans;
•establishing and reviewing our executive and director share ownership guidelines;
•reviewing our compensation practices to ensure that they do not encourage unnecessary and excessive risk-taking;
•making recommendations to the Board on director compensation; and
•overseeing talent management programs, succession planning and the Company's initiatives and policies related to diversity and inclusion, workforce environment and culture.

The Human Resources and Compensation Committee has sole authority to select and retain any compensation consultants or advisors and to approve their fees. For additional information on the Human Resources and Compensation Committee's role, its use of outside advisors and their roles, as well as the Human Resources and Compensation Committee's processes and procedures for the consideration and determination of executive compensation, see "Compensation Discussion and Analysis — Determining Compensation" beginning on page 42 of this proxy statement.
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Corporate Governance and Nominations Committee

2022 meetings l 4	Primary Responsibilities:

Members: Sheila Bair (Chair) Carol Browner Kathleen Hyle Henry "Jay" Winship
•monitoring significant developments in the law and practice of corporate governance and overseeing, reviewing, and recommending changes to the Company’s corporate governance framework;
•leading the Board in its annual performance evaluation;
•developing and recommending to the Board and overseeing the Corporate Governance Principles of the Company;
•advising the Board with respect to charters, structure, and functions of the committees of the Board and qualifications for membership thereon;
•assisting the Board by actively identifying individuals qualified to become Board members;
•overseeing policies and processes relating to director orientation and continuing education;
•assisting the Board with director succession planning and director recruitment processes;
•making director independence recommendations to the Board;
•recommending to the Board the director nominees for election at the next annual meeting of shareholders; and
•periodically reviewing the political contribution program and the Company's position and engagement on relevant public policy governance issues.

Enterprise Risk Management Committee

2022 meetings l 4	Primary Responsibilities:

Members: Mark Zenuk (Chair) Sheila Bair Paul Fribourg (until his resignation from the Board effective December 31, 2022) Michael Kobori
•supervising the quality and integrity of our risk management practices;
•reviewing and approving our risk management policies and risk limits on a periodic basis (including climate-related risks) and advising our Board on risk management practices (see "Risk Oversight" on page 25 for more information); and
•overseeing the development of an Enterprise Risk Management framework, periodically reviewing a wider scope of enterprise risks facing the Company, and management's risk mitigation strategies.

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Sustainability and Corporate Responsibility Committee

2022 meetings l 4	Primary Responsibilities:

Members: Carol Browner (Chair) Eliane Aleixo Lustosa de Andrade Paul Fribourg (until his resignation from the Board effective December 31, 2022) J. Erik Fyrwald Bernardo Hees Michael Kobori
•oversight of our governance policies, strategies and programs with respect to sustainability and corporate social responsibility, including matters related to:
–human rights;
–food safety;
–environmental matters related to climate change and emissions, water conservation and management, energy consumption and efficiency, product stewardship, and waste disposal;
–the Company's public commitments regarding non-deforestation and emissions reductions;
–ESG external trends and public affairs;
–relations with stakeholders;
–assisting the Board and Enterprise Risk Management Committee in fulfilling their risk management oversight responsibility relating to ESG; and
–philanthropy and community relations.

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Board and Committee Evaluations
Pursuant to NYSE requirements, our Corporate Governance Principles and the charters of each of the Board’s committees, the Board and each of its committees conducts annual self-assessments of their performance. The Board recognizes that a thorough and constructive assessment process is an essential component of good corporate governance. These self-assessments are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness and performance and identification of areas for improvement. A summary of the process is below:

Questionnaires:
•The Corporate Governance and Nominations Committee Chair and the Committee members oversee the overall Board committee self-assessment process.
•Questionnaires for the Board and each standing committee are reviewed and updated on an annual basis prior to distribution to each of the directors.
•Topics include, but are not limited to:
–Board and committee dynamics, meetings, materials and effectiveness;
–the flow of information to and from the Board and its committees;
–Board composition, size and leadership; and
–corporate strategy, risk oversight and management, director and executive compensation, succession planning and shareholder engagement.

Individual Directors:	•Each director is provided with a questionnaire for the full Board and one for each standing committee on which the director serves.
Reviews:
•The Corporate Governance and Nominations Committee, along with the third-party facilitator, which may be retained as deemed appropriate, reviews and discusses the responses to the Board and all committee questionnaires.
•Each committee reviews and discusses the responses to their respective committee questionnaires.
•The Corporate Governance and Nominations Committee provides the Board with a summary of the Board and committee questionnaires and develops recommendations for areas that the Board and its committees should consider as improvements. These areas are further discussed by the Board.

Board Summary and Feedback:
•The Chair of the Corporate Governance and Nominations Committee, working with the Board Chair, other directors and the senior management team as appropriate, develops action plans for any items that require follow-up.

Changes implemented:
•In addition to significant Board refreshment, in recent years the Board’s approach to Board and committee self-assessments has resulted in changes made to Board agendas, meeting materials, management presentations, committee responsibilities and charters, committee consultants, leadership and composition.

Executive Succession Planning and Leadership Development
Succession planning and leadership development are top priorities for the Board and management. On an annual and as needed basis, the Human Resources and Compensation Committee, with oversight by the Board, reviews succession plans and candidate profiles for the CEO and other senior management positions, and oversees talent management programs that drive capability building, leadership development and workforce culture. The Human Resources and Compensation Committee also reviews workforce health metrics at each meeting that provide insight into workforce movement, diversity and inclusion initiatives, engagement and culture.
The Board believes that succession planning:
•is a board-driven, collaborative and continuous process;
Bunge | 2023 Proxy Statement 24

•should consider the Company's long-term strategic goals; and
•involves building a diverse and inclusive, talent-rich organization by attracting and developing the right people. Individuals who are identified as succession candidates for critical positions are given exposure and visibility to Board members through formal presentations and informal events.
Risk Oversight
Our Board of Directors oversees management's approach to risk management, which is designed to support the achievement of our strategic objectives and enhance shareholder value. Our Board has considered the most effective organizational structure to appropriately oversee major risks. It has established a dedicated Board committee, the Enterprise Risk Management Committee, which enables greater focus at the Board level on risk oversight tailored to our business and industries. Additionally, each of our other Board committees considers risks within its area of responsibility. All Board committees regularly report on their activities to the full Board to promote effective coordination and to ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks. Finally, Bunge has management teams responsible for risk, including a Chief Risk Officer, a Management Risk Committee and an Internal Audit team to assist with the day-to-day implementation, governance and monitoring of risk management strategies and risk mitigation efforts. An overview of each Board committee and their respective roles in risk oversight are outlined below:

Entity	Primary Responsibility for Risk Management

Enterprise Risk Management Committee
•Oversees the quality and integrity of our risk management practices relating to the following key areas: commodities risk, foreign exchange risk, liquidity, interest rate and funding risk, credit and counterparty risk, country risk, climate-related risk, new trading or investing business activity risk and sanctions and derivatives compliance.
•Reviews and approves corporate risk policies and limits associated with our risk appetite.
•Oversees the development of an Enterprise Risk Management framework, periodically reviewing a wider scope of enterprise risks facing the Company, and management's risk mitigation strategies.
•Meets regularly with our CEO, CFO, Chief Risk Officer, and other members of senior management to receive regular updates on our risk profile and risk management activities.

Audit Committee
•Oversees risks related to our financial statements, the financial reporting process and accounting and financial controls.
•Receives an annual risk assessment briefing from our chief audit executive, as well as periodic update briefings, and reviews and approves the annual internal audit plan that is designed to address the identified risks.
•Reviews key risk considerations relating to the annual audit with our independent auditor.
•Assists the Board in fulfilling its oversight responsibility with respect to legal and compliance matters, including meeting with and receiving periodic briefings from members of our legal staff and chief compliance officer.
•Oversees our cybersecurity and other information technology risks, including risk management programs and controls.

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Entity	Primary Responsibility for Risk Management
Human Resources and Compensation Committee
•Oversees risks relating to compensation and benefits programs to ensure incentives are appropriately balanced and do not motivate executives and employees to take imprudent risks.
•Oversees programs, policies and practices relating to talent management, diversity and inclusion, and workforce environment and culture.
•Oversees CEO and senior management succession planning and compensation.
•Advises the Board on CEO and director compensation.
See "Compensation and Risk" beginning on page 57 of this proxy statement for more information.

Corporate Governance and Nominations Committee
•Oversees risks related to our governance framework and processes.
•Identifies individuals qualified to serve as Board members pursuant to the guidelines and diversity policy established by the Board in the Corporate Governance Principles.
•Provides oversight of Board effectiveness and independence.
•Conducts the annual Board and committee self-assessment process that is aimed at ensuring that the Board and its committees are functioning effectively and able to meet their responsibilities, including risk oversight.

Sustainability and Corporate Responsibility Committee
•Oversees the Company's governance, policies, strategies and programs related to sustainability, corporate social responsibility matters, human rights, food safety, product stewardship, and environmental trends, issues, risks and concerns which could affect the Company’s business activities and performance.
•Oversees and provides guidance to management on sustainability, corporate social responsibility, political and environmental governance matters in public debate, public policy, regulation and legislation.
•Reviews the Company's charitable giving policies and programs.

Management
•Chief Risk Officer: Implements an effective risk management framework and provides daily oversight of risk.
•Chief Technology Officer: Provides updates to the Audit Committee on cyber trends, incidents, risks, and the Company's response systems and mitigation strategies on an annual and as needed basis.
•Internal Audit: Provides reliable and timely information to our Board, Audit Committee and management regarding our Company’s effectiveness in identifying and appropriately controlling risks.
•Management Risk Committee: Reviews and monitors key exposures, emerging risks and drivers of risk. Serves as the most senior management-level risk governance body at the Company, and reviews on an ongoing basis key enterprise risks. Provides oversight for all risk management activities, including the risk framework.

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Corporate Governance Principles and Code of Conduct
Our Board has adopted Corporate Governance Principles that set forth our corporate governance objectives and policies and, subject to our bye-laws, govern the functioning of the Board. Our Corporate Governance Principles are available through the "Investors — Corporate Governance" section of our website, bunge.com. Please note that information contained in or connected to our website is not intended to be part of this proxy statement.
The Code of Conduct reflects our values, vision and culture and sets forth our commitment to ethical business practices and reinforces various corporate policies. Our Code of Conduct applies to all of our directors, officers and employees worldwide, including our CEO and senior officers. Our Code of Conduct is available on our website. We intend to post amendments to and waivers of (to the extent applicable to certain officers and our directors) our Code of Conduct on our website.
Communications with Our Board
To facilitate the ability of shareholders to communicate with our Board and to facilitate the ability of interested persons to communicate with non-management directors, the Board has established a physical mailing address and an electronic address to which such communications may be sent, which is available on our website, bunge.com, through the "Investors — Corporate Governance" section.
Communications received are initially directed to our legal department, where they are screened to eliminate communications that are merely solicitations for products and services, items of a personal nature not relevant to us or our shareholders and other matters that are improper or irrelevant to the functioning of the Board or Bunge. All other communications are forwarded to the relevant director, if addressed to an individual director or a committee chair, or to the members of the Corporate Governance and Nominations Committee if no particular addressee is specified.
Board Member Attendance at Annual General Meetings
It is the policy of our Board that our directors attend each annual general meeting of shareholders. In 2022, all nominees who were serving as directors at the time attended our annual general meeting.
Environmental, Social and Governance
We recognize the interconnectedness of addressing climate change, building a more sustainable food system and efforts to enhance food security. Bunge’s size and connectivity means we not only have a unique perspective on a variety of aspects of the food security conversation but we believe we can also help to influence the solutions at scale. That’s why we strive to incorporate sustainability into many areas of our business, from how we plan and develop our strategic goals, compensate employees and operate our facilities to how we engage with our customers, suppliers, employees, communities and other stakeholders.

The very nature of the work we do — connecting farmers to consumers to deliver essential food, feed and fuel to the world — requires a deep understanding of the environment and market demands around us. It means we must face head on the realities of a changing climate and food insecurity, as we work to minimize our impact on the planet while meeting the needs of consumers and communities.

“Our accelerated focus on embracing sustainable business opportunities and making company-wide improvements has contributed to record earnings and positioned the company for long-term success. We provide value for our shareholders while contributing to more climate-friendly agribusiness and more secure, sustainable food systems.”

–Robert Coviello Chief Sustainability Officer and Government Affairs
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Our key areas of growth—expansion of our oilseed processing and origination capabilities, production of renewable feedstocks, increasing our plant lipids portfolio and development of new plant-based protein ingredients—are not only central to our business strategy but also a testament to the alignment of sustainability with our corporate vision.
In recent years, company-wide improvements enabled Bunge to take advantage of improved market conditions and generate record earnings, which we expect will position us for long-term success. We aim to provide value for our shareholders while continuing to accelerate our focus on sustainable business opportunities that contribute to more climate-friendly agribusiness and food systems.
To meet today's challenges and contribute to the solutions ahead, we have defined sustainability goals that incorporate activities and commitments supporting three key areas:

Action on Climate	We implement innovative solutions to minimize our environmental footprint and support projects and activities that strengthen our approach to fighting climate change

Responsible Supply Chains	We promote sustainable agriculture and implement robust projects that protect and improve the environment, while supporting the social and economic well-being of growers and local communities

Accountability
We aim to be an accountable leader within our industry, helping to raise the bar on our sector’s performance by regularly tracking and disclosing progress on our commitments and sustainability performance

Bunge’s five Board committees oversee Bunge’s governance, compensation, risk management and sustainability practices, including climate-related risks and opportunities.
•Oversight of sustainability at Bunge is led by the Sustainability and Corporate Responsibility Committee and specific related sustainability responsibilities are integrated across other Board committees. The Sustainability and Corporate Responsibility Committee oversees and provides input on the development of sustainability and corporate social responsibility policies, strategies and programs of the Company.
•The Corporate Governance and Nominations Committee has the overall responsibility for overseeing, among other things, Bunge’s governance frameworks and board practices, as well as the identification of qualified board candidates with the appropriate skills, diversity and experience to oversee Bunge’s business.
•The Human Resources and Compensation Committee oversees our compensation framework, governance, guidelines and performance criteria, which includes Environmental, Social and Governance (ESG) and human capital metrics. It also oversees initiatives and policies related to diversity and inclusion, workforce environment and culture.
•The Enterprise Risk Management Committee evaluates climate-related risks and exposures in connection with its periodic review of other enterprise risks facing the Company, and management's risk mitigation strategies.
•The Audit Committee evaluates trends and developments in non-financial reporting practices and requirements which impact the Company's regulatory filings, including ESG disclosures.
Members of our executive leadership team are directly involved in the development and execution of our sustainability strategy, which includes the management of climate-related risks and opportunities. Below are some highlights of their involvement and responsibilities:
•Chief Executive Officer is the final arbiter in the management of sustainability strategy, risks and opportunities, and helps to set the overall vision for the company.
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•Co-Presidents of Agribusiness oversee the commercial and industrial operations of the business, with management over the sustainability opportunities from products and services, and the implementation of sustainability commitments within the multiple value chains of the enterprise.
•President of Food Solutions oversees the sustainability solutions for key global customers in Bunge’s food and ingredients business, particularly in tropical and edible oils.
•Chief Financial Officer (CFO) is the management lead of the Audit Committee. The CFO provides overall guidance and strategic input into financial opportunities and risks associated with sustainability issues, as well as oversight of Bunge’s sustainability-linked credit facilities and other “green” loans.
•Chief Human Resources Officer (CHRO) is the management lead of the Human Resources and Compensation Committee. The CHRO oversees the embedding of ESG metrics—such as emissions performance, diversity, and safety—into the compensation of Bunge employees. The CHRO also leads the diversity, equity and inclusion strategy, along with the talent development programs throughout the business.
•Chief Risk Officer (CRO) is the management lead of the Enterprise Risk Management Committee. The CRO oversees the enterprise risk management process of the company, with the inclusion of climate-related risks and opportunities and their impacts on the business strategy, operations and investments.
•Chief Transformation Officer assesses long-term business growth strategy and opportunities, and considers the sustainability impact they may have.
•Chief Legal Officer (CLO) is the management lead of the Corporate Governance and Nominations Committee. The CLO manages legal and ethical risks and regulatory compliance of the business.
•Chief Sustainability Officer and Government Affairs (CSO) is the management lead of the Sustainability and Corporate Responsibility Committee. The CSO leads a global team operating across multiple geographies and functions, which regularly engages business leadership to ensure company-wide alignment with sustainability objectives and opportunities.
Over the past year, Bunge has established multiple cross-functional teams of subject matter experts focused on ESG matters, including human rights, climate, water and non-deforestation, in an effort to further embed sustainability throughout the company. The teams meet regularly to discuss a range of topics that can help achieve our sustainability commitments and disclosures, or which might have a strategic, operational or financial impact on our business.
Additional information on sustainability governance and oversight can be found in Bunge’s upcoming 2023 Global Sustainability Report, which will be located on our website at bunge.com/sustainability.

Sustainability at Bunge in 2022 and Beyond
•Bunge’s commitment to meaningful climate action is grounded in a sincerely held belief that we have the right ingredients for success, and a proven track record of helping move the industry in the right direction. Our prior emissions goals dating back to 2008, our enhanced governance, and our industry-first 2025 non-deforestation commitment underscore our dedication to creating transformation in the food industry and helping our partners achieve scalable impact on our common objectives.
•Bunge is deeply involved in conversations supporting the development of reliable methodologies that can lead to more ambitious emissions reduction targets for food and agriculture companies. By leveraging our climate leadership, integrating these new methodologies into our strategic planning, and engaging credible third-party organizations, we will publish a climate transition plan that identifies pathways for 1.5 degree Celsius targets, to be available in late 2024. Further details will be published in the 2023 Global Sustainability Report.
•Our strong execution and vision for decarbonization in our growth strategy enabled us to establish Science Based Targets in 2021 with an aim to achieve absolute reductions in carbon emissions for our own operations and in our supply chains. In 2022, we continued to see emissions reductions in our operations and in our supply chains.
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•A substantial portion of emissions reduction within our supply chains, known as Scope 3 emissions, are tied to our industry-leading commitment to have deforestation-free supply chains in 2025. Progress against this commitment remains strong, as we achieve improved traceability and monitoring figures to our sourcing in the high priority geographies of the world.
•We also continued to improve governance and strategy on our human rights program, our engagement with communities through an updated corporate contributions policy, and our interaction with stakeholders through regular consultations and workshops.
•Performance-based sustainability goals are a component of the annual incentive bonuses paid to our executive team and over 5,500 of our employees. Our compensation framework is based on a pay-for-performance philosophy with payout now directly impacted by our attainment of certain sustainability targets.
For more information about our sustainability efforts, annual reports and dashboards, please visit bunge.com/sustainability.
Human Capital Management
Our ability to deliver results for our customers, each other and the world starts with a workplace environment focused on collaboration, inclusiveness, innovation and accountability. We value the multi-cultural perspectives of our global team and are committed to developing and rewarding our employees for their high level of engagement and commitment to Bunge. We provide our team with the opportunity to enhance their careers at Bunge while making a genuine impact and connecting meaningfully with others.

What we do every day matters and our team takes great pride in working together to find new ways of connecting farmers to consumers around the world. Each employee at Bunge is unique and brings a strong voice with the ability to make a difference. We are committed to fostering a culture of belonging to ensure we can retain and attract the great talent we need to deliver on our essential purpose.

–Kellie Sears Chief Human Resources Officer
2022 Workforce Highlights

Global Female Diversity		85% Y Employee Engagement	Reduction in Total Recordable Injury Rate ▼ 15% YOY

21% Senior Leadership	42% SG&A(1) Population

Named to Newsweek's List of Most Loved Workplaces for 2021 and 2022
Overall female population 25%			We believe in social responsibility, community development projects and philanthropy. Bunge participates in and sponsors activities that support communities where we operate around the world.

U.S. Minority(2)

29% Leadership	29% Overall Population	~23,000 Employees Globally
(1) SG&A stands for Selling, General and Administrative and generally encompasses our non-industrial, global corporate support functions.
(2) U.S. Minority encompasses all non-White race categories of employees tracked within the United States.

Bunge | 2023 Proxy Statement 30

Bunge's workforce is distributed globally with South America representing the largest portion of the workforce.
EMEA = Europe, Middle East, Africa
Our Board plays an important role in the oversight of talent management and culture at Bunge and our Human Resources and Compensation Committee devotes time each quarter to engage on strategic talent management and total rewards initiatives.
Diversity, Equity & Inclusion
Creating Belonging for Everyone. We know we are most successful in achieving our goals when we have diversity of talent and thought, providing an inclusive and equitable culture where all voices are valued. We pride ourselves on our international diversity, and the diversity of experience and industry backgrounds of our workforce. It is a top priority for us to continue advancing diversity, equity and inclusion within our organization, the industry and the communities where we live and work. We are also focused on increasing gender diversity and opportunities for women in leadership positions and recently added two women to our executive leadership team.
For more information regarding diversity, equity and inclusion at Bunge, refer to the “Careers – Diversity, Equity and Inclusion” section of our website, bunge.com, including data submitted through our 2022 EEO-1 report, which we anticipate will be available within 45 days of the EEO-1 report being filed with the U.S. Equal Employment Opportunity Commission (EEOC) later this year.

We are one of the founding members of Together We Grow, an industry consortium made up of corporations, nonprofits, academic institutions and NGOs—focused on building the workforce of tomorrow and ensuring that the workforce is skilled, diverse and inclusive.

As part of the CEO Action for Diversity & Inclusion pledge, along with a wide range of industry leaders, we are dedicated to advancing diversity and inclusion within the workplace—with the goal of building inclusive workplace environments where employees feel empowered to bring their authentic selves to work.

As a member of the Paradigm for Parity® coalition, we are committed to addressing gender parity in corporate leadership positions. In partnership with the coalition, we’ll work to achieve gender equality throughout our leadership structure by 2030 – a critical step in ensuring diversity of thought is represented at Bunge.

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Bunge’s Diversity, Equity & Inclusion Pillars align our actions to three primary areas:

Workforce Representation and Inclusive Environment	Social Responsibility and Community Outreach	Accountability

•We are committed to retain, attract, engage and advance talent that is representative of the communities we live in and the customers we serve
•We provide equitable opportunities for recruitment and promotion and create an environment that welcomes and celebrates individual uniqueness

•We position ourselves as an employer of choice, a good corporate citizen and leader in the agribusiness and the food industry
•We use our position as a global leader to make a positive impact on our communities and the world
•We champion fair labor practices and foster inclusion and equity in our supplier network and in the communities where we operate
•We hold ourselves accountable to enhancing diversity representation and inclusion in our workforce •We develop effective processes, systems and measures to track progress
Public Policy Engagements
Lawmakers and agency officials govern and regulate many aspects of our industry and can have considerable influence on our success. Therefore, we believe political advocacy is an important way to support our business interests and contribute positively to the communities where we operate. Accordingly, senior leadership and our Board encourage involvement in activities that advance Bunge’s goals. We support political candidates that align with our values and business principles and who have strong connections to areas where we have facilities. In addition, we are members of organizations that may contribute to dialogue and political action on agricultural, food and biofuel issues.
As a company, we engage in activities that include lobbying, making contributions to candidates from our employee-funded political action committee (PAC) in the U.S., and participating in trade associations. The PAC board approves disbursements to candidate committees based upon a prescribed set of criteria. Those criteria include: presence of a Bunge facility in the candidate’s district; key committee assignment; leadership position; support for key issues; and sharing Bunge’s values.
The Corporate Governance and Nominations Committee periodically reviews the political contribution program, including political contributions made by the Bunge PAC.
To learn more about our political engagement and contributions, and to view our lobbying and contributions disclosures, please visit bunge.com/corporate-governance/political-contributions.
Bunge | 2023 Proxy Statement 32

DIRECTOR COMPENSATION
Our compensation program for non-employee directors is designed to enable us to retain, attract and motivate highly qualified directors to serve on our Board. It is also intended to further align the interests of our directors with those of our shareholders. Annual compensation for our non-employee directors in 2022 comprised a mix of cash and equity-based compensation. The Human Resources and Compensation Committee annually receives competitive information on the status of Board compensation for non-employee directors from its independent compensation consultant and is responsible for recommending to the Board changes in director compensation. In 2022, the following changes were made to the compensation of the Board of Directors:
•Increased the value of the annual equity award to better align with the market and to focus attention on long-term success
•Decreased the supplemental annual cash retainer fee and the value of the annual equity award for the non-employee Chair to reflect the change in the level of responsibility
•Increased all Committee Chair fees by $5,000 to better align with the market and the responsibilities of each committee
Directors' Fees
Non-employee directors received the following fees in 2022:

•Each member of the Audit Committee receives an annual fee for the added workload and responsibilities of this committee.
•No fees are paid for services as a member of any other committee.
•If the Board and/or a committee meets in excess of 10 times in a given year, each non-employee director receives a fee of $1,000 for each additional meeting attended.
•Non-employee directors are reimbursed for reasonable expenses incurred by them in attending Board meetings, committee meetings and shareholder meetings.

Non-Employee Director Compensation		Director

Annual Cash Retainer Fee
All Non-Employee Directors		$100,000
Non-Employee Chair (supplemental)		$75,000

Annual Equity Award
All Non-Employee Directors		$200,000
Non-Employee Chair (supplemental)		$100,000

Committee Compensation	Member	Chair

Annual Fee - Audit Committee	$10,000	$25,000

Annual Fee - All Other Committees	$—	$20,000
Non-Employee Director Share Ownership Guidelines
To further align the personal interests of the Board with the interests of our shareholders, the Board has established share ownership guidelines for the minimum amount of common shares that are required to be held by our non-employee directors. These guidelines are required to be met within five years of a non-employee director's initial appointment or election to the Board. For non-employee directors, the guideline is five times the annual cash retainer fee paid by Bunge to its non-employee directors (i.e., $500,000). Shares deemed to be owned for purposes of the share ownership guidelines include only shares owned directly. Unvested restricted stock units do not count toward satisfaction of the guidelines. We have not granted any stock options under the Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan, as Amended and Restated. Furthermore, our non-employee directors are required to hold 100% of the net shares acquired through the equity incentive plans until the guidelines are met.

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Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan
The Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan, as Amended and Restated (the "2017 NED Plan"), was approved by our shareholders in May 2021. The 2017 NED Plan, unless otherwise determined by the Human Resources and Compensation Committee, provides for an annual equity award to each non-employee director as of the date of our annual general meeting of shareholders. A non-employee director who is elected or appointed to the Board other than on the date of an annual meeting shall receive, as of the date of such election or appointment, a pro rata portion of the awards made to non-employee directors generally on the immediately preceding date of grant based on the number of days from the date of election or appointment to the next annual meeting, divided by 365. The value, type and terms of such awards are determined by the Human Resources and Compensation Committee; however, the grant date fair value of all awards payable in common shares for services rendered by each non-employee director during any calendar year may not exceed $540,000. We may grant nonqualified stock options, stock appreciation rights, restricted stock units and other forms of awards that generally are based on the value of our common shares under the 2017 NED Plan. Unless otherwise determined by the Human Resources and Compensation Committee, equity awards generally vest on the date of the first annual general meeting of shareholders following the applicable grant date, provided the director continues to serve on the Board until such date. To date, we have granted only restricted stock units under the plan. Unless prohibited by the 2017 NED Plan or the Human Resources and Compensation Committee determines otherwise prior to a change in control, upon the occurrence of a change in control and either (i) a successor fails to assume, substitute or replace outstanding awards or (ii) a non-employee director’s service is terminated on or before the occurrence of the first anniversary of the change in control: (1) any restricted stock units and other forms of award shall immediately vest; and (2) any outstanding and unvested nonqualified stock options and stock appreciation rights shall become immediately exercisable. The 2017 NED Plan provides that up to 320,000 common shares may be issued under the plan. As of December 31, 2022, granted shares under the plan totaled 143,431, inclusive of dividend equivalents.
Prohibitions Against Short Sales, Hedging, Margin Accounts and Pledging
Our insider trading and pre-clearance policy prohibits directors, officers, employees and entities controlled by them, among others, from engaging in short sale transactions in our securities, holding our securities in margin accounts or pledging our securities as collateral. Additionally, directors, members of our executive committee and entities controlled by them, among others, are further prohibited from owning, holding, purchasing, selling, exercising, converting or otherwise acquiring or benefiting from any derivative securities, including puts, calls, equity collars, straddles, forward contracts and similar instruments that may be used as part of a hedging, tax, risk management or other strategy (other than stock options, restricted stock or restricted stock units issued by us).
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Director Compensation Table
The following table sets forth the compensation for non-employee directors who served on our Board during the fiscal year ended December 31, 2022.

	Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Eliane Aleixo Lustosa de Andrade	$14,049	$88,812	$102,861
Sheila Bair	$129,173	$199,968	$329,141
Carol Browner	$119,173	$199,968	$319,141
Paul Fribourg	$101,000	$199,968	$300,968
J. Erik Fyrwald	$119,173	$199,968	$319,141
Bernardo Hees	$101,000	$199,968	$300,968
Kathleen Hyle	$185,135	$299,952	$485,087
Michael Kobori	$101,000	$199,968	$300,968
Kenneth Simril	$111,000	$199,968	$310,968
Henry "Jay" Winship	$124,173	$199,968	$324,141
Mark Zenuk	$129,173	$199,968	$329,141
(1)Each of the non-employee directors serving on the Board on the close of business on Bunge's May 12, 2022 Annual General Meeting received an annual grant of 1,842 restricted stock units. In addition, as part of Ms. Hyle's compensation for serving as non-employee Chair, she was granted an additional 921 restricted stock units. Annual grants vest on the first anniversary of the date of grant (May 12, 2022), provided the director continues to serve on the Board on such date. Following her appointment to the Board on November 15, 2022, Ms. Aleixo Lustosa received a prorated annual grant of 898 restricted stock units vesting on May 12, 2023. The average of the high and low sale prices of our common shares on the NYSE was $108.56 on May 12, 2022 and $98.90 on November 15, 2022.
(2)The amounts shown reflect the full grant date fair value of the award for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC Topic 718) (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 27 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, regarding assumptions underlying the valuation of equity awards. Other than the restricted stock units reported above and associated dividend equivalents, no director had any other stock awards outstanding as of December 31, 2022. The number of awards granted excludes dividend equivalents. The closing price of our common shares on the NYSE on December 31, 2022 was $99.77.
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SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to persons or entities who are known to Bunge to beneficially own 5% or more of our common shares, each member of our Board, each NEO and all directors and executive officers as a group as of March 13, 2023.
All holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.
Under Rule 13d-3 of the Exchange Act, "beneficial ownership" includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual's benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct or Indirect(1)	Voting or Investment Power(2)	Right to Acquire(3)	Percent of Class(4)
Capital World Investors(5)	19,967,031	—	—	13.3%
The Vanguard Group(6)	15,170,725	—	—	10.1%
BlackRock, Inc.(7)	12,692,507	—	—	8.5%

Non-Employee Directors
Eliane Aleixo Lustosa de Andrade	—	—	908	*
Sheila Bair	7,213	—	1,885	*
Carol Browner	21,642	—	1,885	*
Paul Fribourg(8)	56,407	1,051,204	—	*
J. Erik Fyrwald	28,602	—	1,885	*
Bernardo Hees	13,113	—	1,885	*
Kathleen Hyle	33,628	—	2,827	*
Michael Kobori	841	—	1,885	*
Kenneth Simril	841	—	1,885	*
Henry "Jay" Winship	25,500	—	1,885	*
Mark Zenuk	16,439	—	1,885	*

Named Executive Officers
Gregory Heckman	478,667	—	935,000	*
John Neppl	65,908	—	36,500	*
Christos Dimopoulos	59,049	—	85,072	*
Julio Garros	53,109	—	31,750	*
Joseph Podwika	33,272	—	22,500	*
All directors and executive officers as a group (18 persons)	926,195	1,051,204	1,173,937	1.0%
*Indicates beneficial ownership less than 1.0%.
(1)These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account or in a family trust. Excludes restricted stock units that remain unvested.
(2)This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by corporate entities with whom they are presumed to share voting and/or investment power. Mr. Fribourg disclaims beneficial ownership of any shares to which he does not have a pecuniary interest.
Bunge | 2023 Proxy Statement 36

(3)This column includes shares which non-employee directors and executive officers have a right to acquire through the vesting of restricted stock units or the exercise of stock options granted under our Equity Incentive Plans that have vested or will vest within 60 days of March 13, 2023.
(4)Applicable percentage ownership is based on 149,941,547 common shares issued and outstanding as of March 13, 2023.
(5)Based on the information filed with the SEC on Schedule 13G/A on February 13, 2023: Capital World Investors reported beneficial ownership of 19,967,031 shares, sole voting power as to 19,872,286 of the shares and sole dispositive power as to 19,967,031 of the shares. The principal business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(6)Based on information filed with the SEC on Schedule 13G/A on February 9, 2023: The Vanguard Group reported beneficial ownership of 15,170,725 shares, shared voting power as to 106,455 of the shares, sole dispositive power as to 14,844,335 of the shares and shared dispositive power as to 326,390 of the shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)Based on information filed with the SEC on Schedule 13G/A on February 3, 2023: BlackRock, Inc. reported beneficial ownership of 12,692,507 shares, sole voting power as to 11,283,016 of the shares and sole dispositive power as to 12,692,507 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)Represents Mr. Fribourg's holdings as of December 31, 2022, the date he resigned as director.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common shares to file reports of their ownership in the equity securities of the Company and its subsidiaries and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2022, except that (i) the vesting of performance-based restricted stock units that were granted as the deferred portion of the 2019 Risk Management & Optimization Incentive for Mr. Christos Dimopoulos and (ii) the shares withheld for the purpose of the payment of tax liability incident to the vesting and settling of such restricted stock units were inadvertently omitted from his March 15, 2022 Form 4 filing; an amended Form 4 was subsequently filed on March 21, 2022.

37 Bunge | 2023 Proxy Statement

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to the rules of the Securities and Exchange Commission, we are required to provide shareholders with a non-binding advisory "say-on-pay" vote to approve the compensation of our Named Executive Officers (NEOs) as disclosed in the Compensation Discussion & Analysis (CD&A), accompanying compensation tables and related narrative disclosures on pages 39 through 64 of this proxy statement. The Board recognizes the importance of our shareholders' opportunity to cast an advisory say-on-pay vote as a means of expressing views regarding the compensation of our NEOs. In 2022, 96.7% of the shares voted on the say-on-pay proposal were voted "for" the proposal. Following this year’s say-on-pay vote, subject to shareholders' vote results on Proposal 3 on the frequency of future advisory votes on NEO compensation, we expect the next such vote will be at Bunge’s 2024 annual meeting of shareholders. See Proposal 3 on page 71 of this proxy statement for additional information on the say-on-pay frequency vote.
Our compensation philosophy is to pay-for-performance, support our business goals, align the interests of management and our shareholders, and offer competitive compensation arrangements to attract, retain and motivate high-caliber executives. Our Human Resources and Compensation Committee regularly reviews our executive compensation program to ensure alignment with our business strategy and compensation philosophy. Additionally, our executive compensation program has been designed to appropriately balance risks and rewards and discourage excessive risk-taking by our executives.
For the reasons highlighted above, and more fully discussed in the CD&A, the Board unanimously recommends that shareholders vote in favor of the following advisory resolution:
"RESOLVED, that the shareholders approve the compensation of the NEOs as disclosed pursuant to Item 402 of Regulation S- K, including the CD&A, the accompanying compensation tables and related narrative disclosure in this Proxy Statement."
You may vote "for" or "against" this proposal, or you may abstain from voting. Although the vote on this Proposal 2 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program.

☑	OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
Bunge | 2023 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) provides an overview of our executive compensation program and an analysis of the decisions made with respect to the compensation of our Named Executive Officers (NEOs) in 2022.
Named Executive Officers
For 2022, our NEOs were as follows:

Name	Title as of December 31, 2022

Gregory Heckman	Chief Executive Officer

John Neppl	Chief Financial Officer

Christos Dimopoulos	Co-President, Agribusiness

Julio Garros	Co-President, Agribusiness

Joseph Podwika	Chief Legal Officer

COMMITMENT TO SHAREHOLDERS
Shareholder Engagement
Strong governance, driven by best practice and feedback from shareholders. We annually submit our executive compensation program to a shareholder advisory say-on-pay vote. We value the opinions of our shareholders as expressed through this vote and other communications. Through our robust engagement outreach program, we receive valuable feedback on the issues that are most important to our shareholders, including our executive compensation program, governance, sustainability, director skills and diversity, corporate responsibility and our business and strategic direction. Similar to previous years, our non-employee Board Chair and members of our senior management team engaged with institutional investors representing approximately 40 - 50% of our issued and outstanding shares annually.

39 Bunge | 2023 Proxy Statement

2022 Say-on-Pay Vote
At our 2022 Annual General Meeting, 96.7% of the votes cast on our annual say-on-pay vote were in favor of our executive compensation program. We attribute this favorable support to our continued engagement with shareholders, as well as the Human Resources and Compensation Committee's consideration of competitive market practices, and its goal of linking executive pay and performance. The following features of our compensation programs continued in 2022:
•Distinct metrics in the short-term and long-term incentive plans
◦Short-term incentive plan: Funded based on Adjusted Profit Before Taxes before certain incentive payouts (Adj PBT(I)), then modified by objectives driven by operational performance, Environmental, Social and Governance (ESG) and Human Capital Management (HCM) goals
◦Long-term incentive plan: Targets for performance-based restricted stock units set according to our externally stated goals for Earnings per Share (EPS) and Adjusted Return on Invested Capital (AROIC), which accounts for mark-to-market timing differences and adjusts for readily marketable inventories
•Long-term incentives heavily weighted (60%) toward equity awards tied to performance
•Relative Total Shareholder Return (RTSR) as a modifier for performance-based restricted stock units
In 2017, we last held a shareholder vote on the frequency of future say-on-pay votes. The Board recommended holding an annual say-on-pay vote and over 90% of shares voted were voted in favor of holding such a vote. We intend to continue to hold an annual say-on-pay vote unless shareholders advise us to change the frequency of the vote at the 2023 annual meeting of shareholders.

OVERVIEW
Pay and Performance
Performance drives pay. The Human Resources and Compensation Committee actively monitors the relationship between pay and performance, and strives to maintain a strong relationship between the two.

Bunge's executive compensation philosophy is built upon a strong foundation of linking pay with performance	Align the interests of executives with long-term interests of shareholders	The majority of each executive's pay opportunity is delivered in the form of performance-based incentives with multi-year vesting

	Drive business goals and strategies	Incentive plan targets are directly tied to strategic business goals and initiatives, and are based upon metrics that drive long-term value creation

Reward profitable growth and increased shareholder value
Performance metrics balance earnings growth and returns on investment and the pay mix delivers a majority of pay through equity, resulting in realized compensation in-line with the creation of long-term shareholder value

In 2022, we continued to have performance-based ESG and HCM goals as a component of the annual incentive bonuses paid to our executive team and over 5,500 of our employees. The resulting payout is directly impacted by our attainment of certain diversity and sustainability targets.
In addition, we are committed to clarity of compensation disclosures and maintaining strong compensation governance practices to support the pay-for-performance principles of our executive compensation program. Our culture closely aligns the program with the interests of our shareholders.
Bunge | 2023 Proxy Statement 40

WHAT WE DO		WHAT WE DON'T DO

✓	We Do award 60% of target total compensation for other NEOs on average and 76% for our CEO in long-term equity-based incentives	✗	We Don't allow repricing of stock options or buy out underwater stock options without shareholder approval
✓	We Do have long-term incentives that are majority performance-based	✗	We Don't have single trigger change of control provisions
✓	We Do use multiple performance metrics for short-term and long-term awards	✗	We Don't have golden parachute excise tax gross ups
✓	We Do have comprehensive disclosure of metrics and goals following each performance period	✗	We Don't allow hedging or pledging of Company shares or holding company shares in margin accounts
✓	We Do have robust share ownership guidelines for directors, executive officers and other senior leaders	✗	We Don't allow transactions by directors, officers and Company insiders in Company stock without pre-clearance
✓	We Do conduct an annual compensation risk assessment for employee incentive plans	✗	We Don't have excessive executive perquisites
✓	We Do have a clawback policy
Pay Structure and Highlights
Highly performance leveraged and focused on long-term equity incentives. In furtherance of aligning our executive compensation program with shareholders' interests, it is our practice to deliver the majority of NEO compensation in the form of performance-based equity awards with multi-year vesting. In addition, we have a longstanding history of delivering the majority of long-term incentives in performance-based restricted stock units (PBRSUs) that are only earned upon achievement of pre-established financial goals. For 2022, a large portion of the long-term incentive mix continued to be tied to performance-based awards: 60% PBRSUs and 40% time-based restricted stock units (TBRSUs) for all NEOs. The Human Resources and Compensation Committee reviews this mix annually.
Key Elements of 2022 Executive Compensation

Pay Element	Pay Philosophy	Components	Performance Link

Base Salary	Varies based on experience, skill level, individual contributions and geographic circumstances	Cash	Sustained individual performance

Annual Incentive Plan (AIP)(1)	Driven by achievement of the company and individual performance against strategic priorities	Cash	Bunge Financial Performance	Adj PBT(I) +/- Scorecard Objectives Modifier

Individual / Strategic Goal

Long-Term Incentive Plan ("LTIP")	Aligns interests of executives with shareholders and drives achievement of sustained long-term value creation	PBRSUs	3-Year Cumulative EPS

3-Year Average AROIC

3-Year RTSR (Modifier)

Stock Price Appreciation

TBRSUs
(1)In lieu of the AIP, Mr. Dimopoulos is eligible for the annual Risk Management & Optimization Award (RM&O) incentive award. Details regarding the RM&O incentive award are set forth on page 49 of this proxy statement.
41 Bunge | 2023 Proxy Statement

Target Mix of Executive Compensation
Our CEO’s target total compensation (base salary, target annual cash incentive and target value of equity awards at grant) includes a mix of pay that is heavily weighted to long-term, equity-based incentives (76%). On average, our NEOs other than our CEO have 60% of total compensation targeted to be paid in long-term, equity-based incentives.

	Base Salary	Annual Cash Incentive	Long-Term Equity Based Incentive
CEO Target Total Compensation Mix(1)	9%	15%	76%

		91% Variable

	Base Salary	Annual Cash Incentive	Long-Term Equity Based Incentive
Other NEO Target Total Compensation Mix(1)	21%	19%	60%

		79% Variable
(1) Base salary, target annual cash incentive and target value of equity awards at grant.

DETERMINING COMPENSATION
Role of the Human Resources and Compensation Committee
Ensure strong governance and adherence to pay for performance principles. The Human Resources and Compensation Committee is composed entirely of non-employee independent directors and is responsible for the governance of our executive compensation program, including but not limited to designing, reviewing and overseeing administration of the program. Each year, the Human Resources and Compensation Committee reviews and approves all compensation decisions relating to the NEOs. Generally, all decisions with respect to determining the amount or form of NEO compensation are made by the Human Resources and Compensation Committee in accordance with the methodology described below.
When making compensation decisions, the Human Resources and Compensation Committee analyzes data from the comparator groups described on page 44 of this proxy statement. In addition, the Human Resources and Compensation Committee also considers several factors that it deems important in setting target total direct compensation for each NEO:
•Individual responsibilities, experience and achievements of the NEO and potential contributions towards our performance;
•Input and recommendations from the independent compensation consultant;
•Recommendations from the CEO and CHRO (for officers other than themselves); and
•Relationship between pay and performance against the peer group.
The differences in target compensation levels among our NEOs are primarily attributable to the differences in the median range of compensation for similar positions in the comparator groups and the factors described above.

Bunge | 2023 Proxy Statement 42

Role of Executive Officers
Assist in executing on our pay for performance strategy. The CEO assists the Human Resources and Compensation Committee in setting the strategic direction of our executive compensation program, evaluates the performance of the NEOs (excluding himself) and makes recommendations to the Human Resources and Compensation Committee regarding their compensation in consultation with the CHRO. Although it gives significant weight to the CEO's recommendations, the Human Resources and Compensation Committee retains full discretion in making compensation decisions. The CEO is not present during the deliberations on his compensation. The CEO and the CHRO also participate in developing and recommending the performance criteria and measures for our NEOs under our annual and equity incentive plans for consideration by the Human Resources and Compensation Committee.
No other executive officers participated in the executive compensation process for 2022. Our human resources department, under the supervision of the CHRO, also supports the Human Resources and Compensation Committee in its work and implements our executive compensation program.
Role of Independent Compensation Consultant
Provide independent advice toward the fulfillment of the Human Resources and Compensation Committee's mission. Pursuant to its charter, the Human Resources and Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist in the performance of its duties. The Human Resources and Compensation Committee has sole authority to retain or terminate any such advisors and to approve their fees.
The Human Resources and Compensation Committee has retained Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant to provide information, analysis and objective advice regarding our executive compensation program. Management has no role in the Human Resources and Compensation Committee selecting Semler Brossy. The Human Resources and Compensation Committee periodically meets with Semler Brossy to review our executive compensation program and discuss compensation matters. For 2022, Semler Brossy performed the following functions at the Human Resources and Compensation Committee's request:
•Assisted the Human Resources and Compensation Committee in its review and assessment of the peer group for the purpose of providing competitive market information for the design of executive compensation programs;
•Compared each element of the NEOs' target total direct compensation opportunity with the corresponding compensation elements for the comparator groups to assess competitiveness;
•Prepared an analysis of pay and performance relative to the peer group to support the Human Resources and Compensation Committee's goal of aligning our executive compensation program with shareholders' interests;
•Prepared the compensation risk assessment in relation to our executives;
•Advised the Human Resources and Compensation Committee on competitive pay practices for non-employee director compensation;
•Prepared presentations for the Human Resources and Compensation Committee on general U.S. trends and practices in executive compensation;
•Supported the Human Resources and Compensation Committee in its review of this CD&A; and
•Advised the Human Resources and Compensation Committee on the design of executive incentive programs and arrangements.
The Human Resources and Compensation Committee reviews its relationship with Semler Brossy annually. The process includes a review of the quality of the services provided, the fee structure for the services, and the factors impacting Semler Brossy's independence under the rules of the SEC and the listing standards of the NYSE. In February
43 Bunge | 2023 Proxy Statement

2023, the Human Resources and Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Human Resources and Compensation Committee.
Competitive Market Positioning
Opportunities to earn superior pay for superior performance. We use various methods to determine the elements of our executive compensation program and review current compensation practices and levels. Our executive compensation program strives to provide a mix of base salary, target annual cash incentive awards and target annual long-term equity-based incentive award values (referred to, in aggregate, as target total direct compensation) that is aligned with the program's principles and objectives and is competitive with compensation provided by a peer group of selected publicly traded companies.
The Human Resources and Compensation Committee, in consultation with its independent compensation consultant, Semler Brossy, selects several peer companies having one or more of the following characteristics:

Peer Group Composition		2022 Peer Group (n=16)

Industry	•Agricultural, Chemicals, Fertilizers •Food Processing •Raw Materials •Logistics/Distribution
•Alcoa Corporation
•Archer-Daniels-Midland Company
•Conagra Brands, Inc.
•Corteva, Inc.
•Dow Inc.
•General Mills, Inc.
•Ingredion Incorporated
•International Paper Company
•Kellogg Company
•The Mosaic Company
•Nutrien Ltd.
•PPG Industries, Inc.
•Sysco Corporation
•Tyson Foods, Inc.
•US Foods Holding Corp.
•WestRock Company

Revenue	•Revenue targeted between 0.2 to 1.5x Bunge •Preference for companies with more than 25% of revenue generated outside the United States

Market Capitalization	•Market Capitalization targeted between 0.5 to 3.0x Bunge
Bunge has few direct competitors, so we have built a peer group comprised of companies in relevant and adjacent industries that have similar global operations, scale and are of similar size to Bunge. These peers generally represent companies from which Bunge may attract talent and, therefore, provide the best comparison for the purpose of determining appropriate compensation levels.
The ratio of market capitalization relative to revenue in commodities-based businesses such as ours regularly results in our placing in the top quartile in revenue and at approximately the lower quartile in market capitalization within our peer group.
Bunge position (I) vs. 2022 Peer Group

	0	25	50	75	100

Revenue(1)
91st Percentile

Market Capitalization(1)
30th Percentile
(1)Based on publicly available data for the peer group as of December 31, 2022.
The Human Resources and Compensation Committee periodically reviews the composition of the peer group and, as appropriate, updates it to ensure continued relevance and to reflect mergers, acquisitions or other business-related changes that may occur. The following changes were made to the peer group for 2022: (i) Air Products and Chemicals, Inc. and FedEx Corporation were removed as these companies have become outsized in comparison to Bunge; and (ii) Ingredion Incorporated was added as a reasonably comparable U.S.-based agricultural company. These changes to the
Bunge | 2023 Proxy Statement 44

peer group will ensure we maintain an adequate number of peers to establish a robust data set and better balance the composition of revenue and market capitalization among the peers.
In determining NEO compensation, the Human Resources and Compensation Committee reviews a market analysis prepared by Semler Brossy, which includes equally weighted general industry and peer group compensation data provided by Willis Towers Watson and McLagan. This data enables the Human Resources and Compensation Committee to compare the competitiveness of NEO compensation based on their individual responsibilities and scope against comparable positions within our peer group and a broader general industry group of public companies. We refer to the peer group and other data sources collectively as the "comparator groups."
As an initial guideline, the Human Resources and Compensation Committee generally seeks to set target total direct compensation levels for the NEOs at levels that are competitive with the median of the comparator groups. Our executive compensation program retains the flexibility to set target total direct compensation above or below the median of the comparator groups in the Human Resources and Compensation Committee's reasonable discretion to recognize factors such as market conditions, job responsibilities, experience, skill sets and ongoing or potential contributions to Bunge. In addition, actual compensation earned in any annual period may be at, above, or below the median depending on the individual's and Bunge's performance for the year.

PRINCIPAL ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Base Salary
Compensation for responsibilities, skill and experience. A portion of annual cash compensation is paid as base salary to provide NEOs with a competitive level of pay for the execution of their key responsibilities. Base salaries for the NEOs are reviewed on an annual basis, and in connection with a promotion, individual performance or other change in responsibilities. The Human Resources and Compensation Committee establishes base salaries for the NEOs based on several factors, including:
•Evaluation of the executive's scope of responsibilities;
•Experience, contributions, skill level and pay compared to comparable executives in the comparator groups;
•Input and recommendations from Semler Brossy; and
•Recommendations from the CEO, in consultation with the Chief Human Resources Officer, for each NEO, other than the CEO.
For 2022, Mr. Neppl received a base salary increase as a result of a review of target total direct compensation compared to market in the comparator groups. Mr. Dimopoulos also received a base salary increase as a result of a market comparison against new benchmark data in the comparator groups relative to his new role as Co-President, Agribusiness. Our CEO, Mr. Heckman, did not receive a base salary increase in 2022. There is no set schedule for base salary increases. Salary increases are periodically provided based on competitive factors or in connection with an increase in responsibilities. Base salaries are generally targeted at approximately the median level for comparable executives in the comparator groups. The Human Resources and Compensation Committee set the base salaries of the NEOs in 2022 as follows:

45 Bunge | 2023 Proxy Statement

Executive	Base Salary (as of 12/31/2021)	Base Salary (as of 12/31/2022)	Percentage Increase
Gregory Heckman	$1,200,000	$1,200,000	0%
John Neppl	$700,000	$750,000	7%
Christos Dimopoulos(1)	$649,620	$757,890	17%
Julio Garros(2)(3)	N/A	$666,256	N/A
Joseph Podwika(3)	N/A	$600,000	N/A
(1)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
(2)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.
(3)Base salary data as of 12/31/2021 was not included for Messrs. Garros and Podwika as they were not NEOs during 2021.
The base salary earned by each NEO is set forth in the "Salary" column of the Summary Compensation Table on page 59 of this proxy statement.
Annual Incentive Plan
Drive achievement of short-term progress toward long-term value creation. The Human Resources and Compensation Committee provides certain NEOs an opportunity to earn cash incentive awards under our Annual Incentive Plan (AIP), an annual, performance-based incentive plan that is directly related to the achievement of overall Company financial and predetermined strategic measures, aligned with our long-term strategy and goals. This same plan is available to a broad group of employees.
Target annual cash incentive award opportunities under the AIP are established by the Human Resources and Compensation Committee using analyses of comparable executives in the comparator groups and based on a percentage of each respective NEO's base salary. The Human Resources and Compensation Committee generally sets target annual cash incentive opportunities to be competitive with the median level for comparable executives in the comparator groups.
The following target annual incentive awards were established for the NEOs in 2022:

Executive	2022 Target Annual Incentive Percent of Base Salary	2022 Target Annual Incentive Award Opportunity
Gregory Heckman	170%	$2,040,000
John Neppl	100%	$750,000
Christos Dimopoulos(1)	N/A	N/A
Julio Garros(2)	100%	$666,256
Joseph Podwika	75%	$450,000
(1)Mr. Dimopoulos participates in the RM&O incentive and, therefore, is not eligible for the AIP.
(2)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.
For 2022, the target annual incentive award opportunity for our CEO, Mr. Heckman, increased from 160% to 170% as a result of a review of his target total direct compensation compared to other CEOs in the comparator group. No other NEO received an increase in target annual incentive award opportunity for 2022. The actual annual incentive awards earned by each NEO may be above, at, or below the established target level based on Bunge's financial performance and the respective NEO's individual performance goals attained for the relevant year. In order to receive a partial incentive award under the AIP, a threshold level must be attained before a payout is made. Incentive opportunities are also subject to caps on the amounts that can be earned. For 2022, Messrs. Heckman, Neppl and Garros were eligible to receive a payout ranging from 0% to 240%, and for Mr. Podwika 0% to 235%, of their target annual incentive award opportunity shown in the far-right column in the table above. In order to earn a maximum payout, both financial and individual performance must be achieved at maximum levels of 250% and 200% of target, respectively.

Bunge | 2023 Proxy Statement 46

For 2022, the Human Resources and Compensation Committee established the following performance weightings for NEOs under the AIP:

Executive	Financial Performance	Individual Performance

	Adj PBT(I) +/- Modifiers	Strategic Objectives
Gregory Heckman	80%	20%
John Neppl	80%	20%
Christos Dimopoulos(1)	N/A	N/A
Julio Garros	80%	20%
Joseph Podwika	70%	30%
(1) Mr. Dimopoulos participates in the RM&O incentive and, therefore, is not eligible for the AIP.
Financial Performance
Maintain focus on One Bunge and overall Company performance. For 2022, we once again operated under our funding approach for the annual incentive plan. The funding approach calculates a share of profit that is then allocated based on the individual incentive targets for each of the more than 5,500 employees in the plan. The funding approach is intended to remove a significant portion of variability in pay outcomes and align with overall results for shareholders. The main funding mechanism is Adj PBT(I). This may then be modified up or down by the scorecard objectives, which are driven by operational performance and ESG and HCM goals.
The AIP funding rate is evaluated annually by the Human Resources and Compensation Committee and set at a level that ensures 1) the range of outcomes is competitive to market, including payouts consistent with standard levels of probability, 2) no payout is generated unless cost of capital is achieved and 3) the target payout is aligned with our externally stated baseline earnings. The AIP funding rate for 2022 was set at 3.5% of Adj PBT(I), +/- 1.5% based on the modifiers, as established by the Human Resources and Compensation Committee on February 18, 2022.

3.5% Adj PBT(I)	+/-	1.5% Modifier	Focus Area	Scorecard Objectives
			Operational Performance & Financial Discipline	Quality of earnings relative to internal and external benchmarks
			People & Purpose	Increase diversity at leadership levels
Achievement of Sustainability Index
The modifiers are quantifiable targets designed to advance progress in key strategic areas. In determining the impact of the modifiers, the Human Resource and Compensation Committee considered the following:
•Quality of earnings relative to internal and external benchmarks — working capital usage; structural versus positioning results; and earnings mix
◦In 2022, the Company performed beyond what was expected given the market conditions, resulting in a positive modifier
•Increase in diversity at the leadership level — retain, attract and develop female and/or ethnically diverse employees at director level and above
◦In 2022, we retained our diverse talent while continuing to drive an inclusive culture through diverse talent attraction and development. Overall, the outcome of our targets was neutral, resulting in no impact to the modifier
•Achievement of Sustainability Index — Scope 1 & 2 CO2 emissions reduction; palm oil traceability to plantation; and soy traceability to farm
◦In 2022, all three sustainability targets were exceeded, resulting in a positive modifier
47 Bunge | 2023 Proxy Statement

Based on these accomplishments, The Human Resources and Compensation Committee certified the following actual results on February 1, 2023:

Funding Mechanism		Funding Rate

Adj PBT(I)		3.50%
Modifier (Scorecard Objectives)
Operational Performance & Financial Discipline	Quality of earnings	+0.30%
People & Purpose	Increase in diversity at the leadership level	—
	Achievement of Sustainability Index	+0.50%

	Final Funding Rate	4.30%
Once the final funding rate is determined, it is multiplied by the Adj PBT(I) to come up with the total funding amount. This amount is divided by the Aggregate AIP Financial Performance Target, which is the sum of the total payout under the financial performance measure if each of the AIP participants were to achieve target payout based on their respective percent of base salary.

Adj PBT(I)	x	Final Funding Rate	÷	Aggregate AIP Financial Performance Target	=	Payout of Financial Performance
The following table shows the implied Adj PBT(I) that would have resulted in Threshold, Target and Maximum payouts of the financial performance for the 2022 AIP with the 4.30% Final Funding Rate applied (dollar amounts are in millions of USD):

Performance Metric	Threshold (30% Payout)	Target (100% Payout)	Maximum (250% Payout)	Actual

Implied Adj PBT(I)(1)	$308	$1,028	$2,570	$2,543

		Payout of Financial Performance		247%
(1) Based on an Aggregate AIP Financial Performance Target of $44M
Amounts used to determine performance of financial results are derived from our audited financial statements. Under the terms of the AIP, the Human Resources and Compensation Committee may adjust actual results achieved, in its discretion, if it determines that such adjustment is appropriate to reflect unusual, unanticipated or non-recurring items or events. Consistent with past practice and according to pre-established principles, in calculating payouts for 2022 AIP awards, the Human Resources and Compensation Committee chose to exclude certain gains and charges as disclosed in our earnings release filed on Form 8-K on February 8, 2023. These gains and charges were associated with (1) losses resulting from the Ukraine-Russia war, (2) impairment and severance charges on the classification as held-for-sale of our Russian oilseed processing business, (3) gain related to the settlement of one of our international defined benefit pension plans, (4) tax expense on the sale of our wheat milling business in Mexico, and (5) interest expenses in connection with the early bond redemption of our 4.35% unsecured senior notes.
Individual Performance
Reward successful execution of strategic initiatives. In addition to financial performance, each NEO was evaluated on the achievement of individual performance objectives that relate to the achievement of specific aspects of our business plans and strategies, as well as other initiatives relating to the NEO's position.
The individual performance component of the awards provides the Human Resources and Compensation Committee an opportunity to reward NEOs for achievement of performance objectives that drive overall Company success. These
Bunge | 2023 Proxy Statement 48

objectives are reviewed and approved by the Human Resources and Compensation Committee at the beginning of each year. For 2022, the individual objectives for our NEOs were aligned to three focus areas:
•Operational Performance & Financial Discipline — enable transparency of key performance indicators and completion of rewiring initiatives, and efficient operating working capital usage to maximize earnings;
•Growth — develop future value creation streams for digital and carbon, year-on-year growth with strategic customers and deliver milestones on origination strategy; and
•People & Purpose — reduce altering lost time injuries, enable delivery of ESG milestones (sustainability and human rights), attract diverse hires, continue to improve employee engagement and develop succession plans for all leadership positions.
2022 Annual Incentive Award Determinations
The Human Resources and Compensation Committee reviews and approves the annual incentive awards based on audited results of the financial performance and the achievement of individual performance objectives, as described above. The Human Resources and Compensation Committee seeks to set rigorous, but achievable, goals at the beginning of the year and evaluates preliminary payouts at year-end to ensure appropriate alignment of pay and performance.
The table below sets forth the actual annual incentive awards paid to each NEO for performance achieved in 2022:

Executive	2022 Calculated Award Percent of Target	2022 Actual Award Total Value
Gregory Heckman	233%	$4,745,040
John Neppl	228%	$1,707,000
Christos Dimopoulos(1)	N/A	N/A
Julio Garros(2)	238%	$1,583,024
Joseph Podwika	210%	$946,800
(1)Mr. Dimopoulos participates in the RM&O incentive and, therefore, is not eligible for the AIP.
(2)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.
The actual amount awarded to each NEO is also set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 59 of this proxy statement.
Annual Risk Management & Optimization Incentive Awards
Mr. Dimopoulos had responsibility for optimizing the financial contribution derived from managing the related physical and financial flows within our Agribusiness segment. This financial contribution results from optimizing the risk created from managing the timing differences of procuring from farmers when they are willing to sell and selling to customers when they are ready to buy. Accordingly, he participated in a separate performance-based annual cash incentive award opportunity in 2022—the RM&O incentive award.

Executive	Financial Performance	Risk Management & Optimization

	Adj PBT(I) +/- Modifiers	Risk Adjusted Profit
Gregory Heckman(1)	N/A	N/A
John Neppl(1)	N/A	N/A
Christos Dimopoulos	50%	50%
Julio Garros(1)	N/A	N/A
Joseph Podwika(1)	N/A	N/A
(1)Messrs. Heckman, Neppl, Garros and Podwika participate in the AIP and, therefore, are not eligible for the RM&O incentive.
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A portion of this award opportunity reflects the role as executive leader in contributing to the overall success of the Company and is linked directly to the achievement of the same financial performance results as described for the AIP above: Adj PBT(I), modified by our achievement of scorecard objectives. The remainder of this award opportunity reflects the direct impact of Mr. Dimopoulos on the earnings from trading, merchandising and positioning to maximize the earnings at risk in our asset base. The performance metric used for the RM&O incentive award is Risk Adjusted Profit, which we define as the aggregate contribution generated from optimizing the physical and financial flows of our Agribusiness value chains after applying working capital and risk capital charges to take into account the quality of earnings generated relative to the amount of capital utilized during the year. The award opportunity is intended to align the compensation we provide for Mr. Dimopoulos with the compensation provided to comparable executives in commodity-based environments in the comparator groups. The award is subject to a minimum level of performance that must be achieved before a payout under the award will occur. The award is also subject to a maximum for which the payout may not exceed. The following target RM&O incentive award was established by the Human Resources and Compensation Committee in 2022:

Executive	2022 Target RM&O Percent of Base Salary	2022 Target RM&O Award Opportunity
Gregory Heckman(1)	N/A	N/A
John Neppl(1)	N/A	N/A
Christos Dimopoulos(2)	125%	$947,362
Julio Garros(1)	N/A	N/A
Joseph Podwika(1)	N/A	N/A
(1)Messrs. Heckman, Neppl, Garros and Podwika participate in the AIP and, therefore, are not eligible for the RM&O incentive.
(2)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
For 2022, target RM&O award opportunity for Mr. Dimopoulos decreased from 300% to 125% of his base salary as a result of the shift in his responsibilities. The actual annual incentive award earned may be above, at, or below the established target level based on Bunge's financial performance and the RM&O performance attained for the relevant year. Incentive opportunities are also subject to caps on the amounts that can be earned. For 2022, Mr. Dimopoulos was eligible to receive a payout ranging from 0% to 250% of his target RM&O award opportunity shown in the far-right column in the table above.
2022 RM&O Award Determinations
The Human Resources and Compensation Committee reviews and approves the RM&O incentive award based on the results achieved against the audited financials and risk metrics as described above. The Human Resources and Compensation Committee seeks to set rigorous, but achievable, goals at the beginning of the year and evaluates payouts at year-end to ensure appropriate alignment of pay and performance. The actual performance against RM&O goals are not disclosed as the Human Resources and Compensation Committee believes that disclosure could cause competitive harm to the Company.
In order to drive long-term value creation and ensure results are sustainable, the Human Resources and Compensation Committee requires that a portion of the RM&O incentive award payout be deferred over a three-year period and be at risk based on future performance of the Agribusiness value chains. The deferral is eligible to be paid out in three annual installments commencing on the first anniversary of the grant date of the units, subject to reduction or forfeiture in the event of: (i) a cumulative annual risk management loss for the respective value chains during the deferral period; (ii) an executive's voluntary resignation of employment; or (iii) an executive's termination of employment by the Company for "cause."

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The table below sets forth the actual RM&O incentive award paid for performance achieved in 2022:

	Payout for 2022 Actual RM&O		Payout Mix for 2022 Actual RM&O
Executive	Percent of Target	Total Value	Paid	Deferred

Gregory Heckman(1)	N/A	N/A	N/A	N/A
John Neppl(1)	N/A	N/A	N/A	N/A
Christos Dimopoulos(2)	248%	$2,354,196	$1,762,094	$592,102
Julio Garros(1)	N/A	N/A	N/A	N/A
Joseph Podwika(1)	N/A	N/A	N/A	N/A
(1)Messrs. Heckman, Neppl, Garros and Podwika participate in the AIP and, therefore, are not eligible for the RM&O incentive.
(2)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
The actual amount awarded is also set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 59 of this proxy statement.
Long-Term Incentive Plan
Aligns majority of pay with shareholder interests. The long-term equity-based incentive element of our executive compensation program is designed to incentivize actions that will drive sustainable, long-term value creation by providing NEOs with a continuing stake in our long-term success and to serve as an important component of retention. We further emphasize equity ownership by senior executives through the share ownership guidelines described on page 56 of this proxy statement.
Pursuant to the Equity Incentive Plan, the Human Resources and Compensation Committee primarily grants long-term incentive awards to NEOs in the form of PBRSUs and TBRSUs that vest upon continued service over a specified period of time.
Grants are generally made in the first quarter of each year, when compensation decisions for the year are made and after the public release of our year-end audited financial results. In limited, special situations, equity awards may be granted at other times in the event of a new hire, promotion, for retention purposes or to recognize exceptional performance.
The mix of long-term incentives for the 2022 annual grant cycle for the NEOs was 60% PBRSUs and 40% TBRSUs.
The Human Resources and Compensation Committee targets the value of the long-term incentive awards granted to the NEOs to provide total compensation opportunities that approximate the median of comparable executives in the comparator groups. The Human Resources and Compensation Committee also considers the following factors in determining the type and amount of long-term incentive awards:
•feedback from shareholder engagement;
•input and recommendation from its independent compensation consultant;
•potential shareholder dilution;
•share overhang (defined as the number of shares available for grant, plus outstanding stock option and restricted stock unit awards);
•run rate (defined as the number of shares granted divided by the number of common shares issued and outstanding); and
•projected cost and accounting expense on our earnings.
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In 2022, the Human Resources and Compensation Committee granted the following long-term incentive award amounts to NEOs:

Executive	2022 Total LTIP Target Value
Gregory Heckman	$10,600,000
John Neppl	$2,500,000
Christos Dimopoulos	$2,000,000
Julio Garros	$2,000,000
Joseph Podwika	$1,500,000
In determining the number of units granted in 2022, the Human Resources and Compensation Committee used the average of the high and low prices of our common shares on the date of grant to align the value of the grant with the number of shares granted on a specific date. The actual amount awarded to each NEO is also set forth in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table on page 59 of this proxy statement.
Performance-Based Restricted Stock Unit Awards
Reward achievement of long-term value drivers, EPS and AROIC, and stock price appreciation. PBRSUs are tied to our long-term performance to ensure that NEO pay is directly linked to the achievement of sustained long-term operating performance. Reflective of the desire to balance earnings growth and efficient use of capital, the Human Resources and Compensation Committee has chosen to measure performance in an equal mix of three-year cumulative EPS and three-year average AROIC for Bunge as a whole, with a relative TSR (RTSR) modifier. AROIC is used to account for mark-to-market timing differences and adjust for readily marketable inventories. The Human Resources and Compensation Committee considers EPS and AROIC key drivers of shareholder value and fundamental to long-term value creation.
On February 18, 2022, the Human Resources and Compensation Committee approved the grant of PBRSUs to the NEOs for the 2022-2024 performance period. Payouts of the PBRSUs, if any, will generally be subject to the NEO's continued employment through the vesting date (generally, the third anniversary of the grant date) and will be based (i) 50% on our achievement of cumulative EPS targets and (ii) 50% on our achievement of average AROIC targets established by the Human Resources and Compensation Committee on the grant date. Once the achievement of the financial targets has been calculated, up to an additional 25% may be added or subtracted from the results depending on Bunge's three-year performance relative to the S&P 500 Industrials comparator group. In the event that the RTSR would result in a positive modifier, but Total Shareholder Return of Bunge is negative over the three-year period, the RTSR modifier will not be applied. In no event will the RTSR modifier result in an overall PBRSU achievement greater than the maximum payout attached to the award, which for the 2022 grant is 200% of the award target. Upon vesting, each PBRSU is settled with a Bunge common share. In addition, dividend equivalents are paid in our common shares on the date that PBRSUs are otherwise paid out, based on the number of shares vesting. However, in no event will dividend equivalents be paid on any shares in excess of the target award granted.
In setting the 2022-2024 targets, the Human Resources and Compensation Committee considered multiple factors, including:
•our externally stated goals;
•investor expectations;
•peer and broader market historical performance;
•industry economic factors;
•our historical and potential performance; and
•typical distributions of payouts over time.
The resulting EPS and AROIC targets are established at levels that are intended to incentivize achievement of our long-term strategic plans and the continuous improvement of returns above our cost of capital.
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Given our policy to not provide specific earnings guidance, performance targets for the 2022-2024 cycle are not disclosed prior to the end of the performance period as the Human Resources and Compensation Committee believes that disclosure would cause competitive harm to the Company.
As mentioned above, the Human Resources and Compensation Committee targeted to deliver 60% of the value of the 2022 long-term incentive award in PBRSUs. Information regarding the fair market value and number of PBRSUs that the NEOs may earn at the end of the 2022-2024 performance period, subject to satisfaction of the performance metrics described above, is shown in the Grants of Plan Based Awards Table on page 61 of this proxy statement.
2020-2022 PBRSU Award Determinations. Each year, following the end of a three-year PBRSU performance cycle, the Human Resources and Compensation Committee reviews and certifies the performance attained based on our reported audited financial statements, subject to the Human Resources and Compensation Committee's discretion under the Equity Incentive Plan to adjust such results for unusual, unanticipated or non-recurring items and events. In February 2023, the Human Resources and Compensation Committee reviewed and certified achievement of the performance metrics for the PBRSUs granted on March 10, 2020 for the 2020-2022 performance period. Fifty percent of the 2020-2022 awards vest based on three-year cumulative diluted EPS from continuing operations and 50% on three-year average Return on Invested Capital (ROIC), unadjusted.
Based on the Human Resources and Compensation Committee's determination that performance was at the levels set forth in the table below, PBRSUs were paid out at 200% of awarded target for the 2020-2022 performance period:

Performance Metric	Threshold (30%)	Target (100%)	Maximum (200%)	Actual(1)	Results

EPS	$6.89	$11.49	$18.38	$32.18	200%
ROIC	6.0%	6.4%	7.4%	13.3%	200%

	Weighted average payout of performance metrics				200%
(1)Adjusted for the same gains and charges as the Annual Incentive Plan, as described above.
Time-Based Restricted Stock Unit Awards
Reward stock price appreciation and continued service. For 2022, the Human Resources and Compensation Committee granted TBRSUs with 40% weighting for all NEOs to promote alignment with shareholder interests as the ultimate value received will be a function of stock price performance. TBRSUs also help us maintain competitive compensation levels and retain executive talent through a multi-year vesting schedule. TBRSUs generally vest in full on the third anniversary of the date of grant.
On February 18, 2022, the Human Resources and Compensation Committee approved the grant of TBRSUs to the NEOs effective March 15, 2022. Information regarding the grant date fair value and the number of TBRSUs awarded to each NEO is set forth in the Grants of Plan Based Awards Table on page 61 of this proxy statement.
Retirement and Executive Benefits
Competitively address basic health, welfare and retirement income needs. We provide employees with a wide range of retirement and other employee benefits that are designed to assist in attracting and retaining employees critical to our long-term success and to reflect the competitive practices of the companies in the peer group. U.S.-based NEOs are eligible for retirement benefits under the following plans: (i) Bunge Retirement Savings Plan; (ii) Bunge Excess Contribution Plan; (iii) Bunge Supplemental Excess Contribution Plan; and (iv) Bunge Deferred Compensation Plan. Each non-U.S.-based NEO is eligible to participate in a statutory retirement plan that covers substantially all employees who are employed in the country where the NEO is based. Amounts contributed by Bunge to such plans are set forth in the "All Other Compensation" column of the Summary Compensation Table on page 59 of this proxy statement.
Our executive compensation program also provides NEOs with limited perquisites and personal benefits. The Human Resources and Compensation Committee, in consultation with Semler Brossy, periodically reviews the benefits provided to the NEOs to ensure competitiveness with market practices.
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Retirement Savings Plan
Each U.S.-based NEO is eligible to participate in the Bunge Retirement Savings Plan—a tax qualified retirement plan that covers substantially all U.S.-based salaried and non-union hourly employees. Participants may contribute up to 50% of their compensation on a before-tax basis into their 401(k) Plan accounts. We match an amount equal to 100% for each dollar contributed by participants on the first 3% of their regular earnings and 50% for each dollar contributed on the next 2% of their regular earnings. In addition, we contribute a fixed contribution of 5% of base salary, bonus and any overtime to their 401(k) each year.
As the 401(k) Plan is a tax-qualified retirement plan, the Internal Revenue Code limits the "additions" that can be made to a participant's 401(k) plan account each year (for 2022, $67,500 including catch-up contributions). "Additions" include Company matching contributions and before-tax contributions made by a participant. In addition, the Internal Revenue Code limits the amount of annual compensation that may be taken into account in computing benefits under the 401(k) Plan. In 2022, this compensation limit was $305,000. Participants may direct the investment of their 401(k) Plan accounts into several investment alternatives, including a Bunge common share fund.
Excess Contribution Plan
Participants in the 401(k) Plan, including the U.S.-based NEOs, are eligible to participate in the Bunge Excess Contribution Plan—a non-tax-qualified defined contribution plan that is designed to restore retirement benefits that cannot be paid from the 401(k) Plan due to Internal Revenue Code limits.
The benefit provided under the excess contribution plan is equal to the difference between the benefit that would have been earned under the 401(k) Plan, without regard to any Internal Revenue Code limits, and the actual benefit provided under the 401(k) Plan. A participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).
Payments are made from our general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.
Supplemental Excess Contribution Plan
In addition, each U.S.-based NEO is eligible to participate in the Bunge Supplemental Excess Contribution Plan—an unfunded, non-tax-qualified defined contribution plan that is designed to supplement retirement benefits for designated employees. The Human Resources and Compensation Committee of the Board designates those key employees who are eligible to participate in the supplemental excess contribution plan.
The benefit provided under the supplemental excess contribution plan will equal an amount determined as follows: the participant’s compensation multiplied by eight percent, less the maximum amount of employer contributions available to be credited to such participant’s accounts for such calendar year under the Bunge Retirement Savings Plan and the Bunge Excess Contribution Plan or their successor plans. For this purpose, the maximum amount of employer contributions includes: the maximum matching contributions allowed under such other plans and the non-matching employer contributions made on the participant’s behalf under such other plans. A participant's account balance is credited with the same investment return as the investment alternatives he or she selected under the 401(k) Plan (including the Bunge common share fund).
Payments are made from our general assets in a lump sum cash payment following a participant's termination of employment, subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code.
Company matching contributions allocated to the NEOs under the Bunge Excess Contribution Plan and Bunge Supplemental Excess Contribution Plan are shown in the "All Other Compensation Total" column of the Summary Compensation Table on page 59 of this proxy statement.
Deferred Compensation Plan
We also maintain the Bunge Deferred Compensation Plan—a non-tax-qualified deferred compensation plan that is designed to provide participants with an opportunity to defer receipt of current income into the future on a tax-deferred basis. For 2022, none of our NEOs, including the CEO, participated in the deferred compensation plan.
Bunge | 2023 Proxy Statement 54

Eligible employees who meet the minimum base salary level may participate in the deferred compensation plan. For 2022, the minimum base salary level required to participate in the deferred compensation plan was $305,000. The deferred compensation plan allows participants to voluntarily defer from 1% to 10% of their base salary and up to 100% of their annual incentive compensation and PBRSUs. Gains and losses are credited based on a participant's election of a variety of deemed investment choices.
Subject to the applicable restrictions set forth in Section 409A of the Internal Revenue Code, a participant may elect to defer receipt of income for any period not less than 36 months from the date of deferral and will receive a distribution of his or her account following the end of his or her elected deferral period or death. Subject to applicable restrictions set forth in Section 409A of the Internal Revenue Code, participants may elect to receive payment of their deferred account balance in a lump sum or in up to 15 annual installments. Distributions of a participant's account are made in cash and from our general assets.
Health and Welfare Plans
Active employee benefits such as medical, dental, life insurance and disability coverage are available to U.S. employees through our flexible benefits plan. Employees contribute toward the cost of the flexible benefits plan by paying a portion of the premium costs on a pre-tax basis. Long-term disability coverage can be paid on a pre- or post-tax basis at the employee's option.
Perquisites and Executive Benefits
It is the Human Resources and Compensation Committee's practice to limit special perquisites and executive benefits provided to the Company's executives. The Human Resources and Compensation Committee periodically reviews the perquisites provided to our executive officers under our executive compensation program. Under the current policy, we provide U.S.-based executive officers, including the NEOs, with a limited annual perquisite allowance of $9,600. Non-U.S. NEOs are provided with an automobile allowance in accordance with Company programs and local market practices.
Severance and Change of Control Benefits
Focus executives on shareholder interests during periods of uncertainty. Our executive compensation program is designed to provide for the payment of severance benefits to our NEOs upon certain types of employment terminations. Providing severance and change of control benefits assists us in attracting and retaining executive talent and reduces the personal uncertainty that executives are likely to feel when considering a corporate transaction. These arrangements also provide valuable retention incentives that encourage executives to complete such transactions, thus enhancing long-term shareholder value.
The NEOs are provided with severance benefits under the Executive Severance Plan, which includes change of control severance protections. Specifically, it contains a "double trigger" vesting requirement for the payment of severance benefits, meaning that both (1) a change of control must occur, and (2) the NEO's employment must also be terminated under certain specified circumstances before they are entitled to any severance payment. All unvested equity awards are also subject to double trigger vesting upon a change of control. The Executive Severance Plan includes a 24-month non-competition and non-solicitation covenant in the case of change of control. Neither our Executive Severance Plan nor other compensation arrangements provide for a golden parachute excise tax gross up.
The terms of Executive Severance Plan are set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 64 of this proxy statement.

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COMPENSATION GOVERNANCE
The Human Resources and Compensation Committee maintains and is committed to a policy of strong corporate governance. The principal governance elements of our executive compensation program are described in further detail below.
Executive Compensation Recoupment Policy
Mitigate unnecessary risk-taking that may have adverse impact on Bunge. The Human Resources and Compensation Committee has adopted a recoupment policy ("clawback") with respect to executive compensation. The policy provides that, if the Board or an appropriate committee thereof determines that an executive officer or other senior executive has engaged in any fraud or misconduct that caused or was a significant contributing factor to having to restate all or a portion of its financial statement(s), the Board or committee shall take such actions as it deems appropriate to remedy the misconduct and prevent its recurrence.
The actions that may be taken against a particular executive include:
•requiring reimbursement of any bonus or incentive compensation paid to the executive;
•causing the cancellation of any equity-based awards granted to the executive; and
•seeking reimbursement of any gains realized on the disposition or transfer of any equity-based awards, if and to the extent that, (i) the amount of compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (ii) the executive engaged in fraud or misconduct that caused or significantly contributed to the restatement and (iii) the amount of the compensation that would have been awarded to or received by the executive had the financial results been properly reported would have been lower than the amount actually awarded or received.
Any recoupment under this policy is in addition to any other remedies that may be available to Bunge under applicable law. We are in the process of reviewing the policy to ensure compliance with the final clawback rule adopted by the Securities and Exchange Commission and with the rule making adopted by the New York Stock Exchange.
Share Ownership Guidelines
Ensure appropriate level of long-term wealth tied to shareholder returns. To further align the interests of senior management with our shareholders, the Board maintains share ownership guidelines that require executive officers to hold significant amounts of our common shares. Executive officers are expected to meet minimum ownership guidelines by April 30 following the fifth anniversary of the date the executive is hired or appointed to a covered title, as applicable. The guideline applicable to senior executives is based on a multiple of base salary.
•CEO – 6x base salary
•Other NEOs – 3x base salary
•Other Senior Executives - 2x base salary
The Human Resources and Compensation Committee reviews the progress of the NEOs toward meeting the ownership guidelines annually. In the event of financial hardship or other good cause, the Human Resources and Compensation Committee may approve exceptions to the share ownership guidelines as the Human Resources and Compensation Committee deems appropriate. For a description of the ownership guidelines applicable to our non-employee directors, see "Director Compensation" on page 33 of this proxy statement.
The following count towards meeting the ownership guideline: (i) shares beneficially owned by the executive directly or indirectly and (ii) 50% of the value of unvested TBRSUs. Unvested and vested unexercised stock options do not count toward achievement of the guidelines, along with unearned PBRSUs.
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Executive officers, including the NEOs, are required to hold a minimum of 50% of the shares net of taxes acquired through long-term incentive plans (including stock options, PBRSUs and TBRSUs) until the guidelines are met. If the initial ownership period has lapsed, and the minimum ownership guideline is not met, executive officers are required to hold 100% of net shares acquired until the guideline is met. Compliance with the executive share ownership guidelines is reviewed annually. As of December 31, 2022, all NEOs have satisfied the share ownership guidelines.
To further encourage a long-term commitment to our sustained performance, executive officers are prohibited from hedging, pledging or using their common shares as collateral for margin loans.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (and the regulations promulgated thereunder) precludes a public corporation from taking an income tax deduction for compensation exceeding $1 million payable in any year to the corporation’s chief executive officer and other “covered employees,” as defined in Section 162(m). Prior to January 1, 2018, an exception to this deduction limit was available for “performance-based” compensation that was approved by shareholders and otherwise satisfied certain requirements under Section 162(m). As a result of the enactment of U.S. tax reform legislation, the performance-based compensation exception is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transition relief for binding written contracts that were in effect on November 2, 2017. The tax reform legislation also expanded the definition of “covered employees” to include the CFO and certain former NEOs who were disclosed in our proxy statement after January 1, 2017.
While our executive compensation program has sought to maximize the tax deductibility of compensation payable to the NEOs to the extent permitted by law, the Human Resources and Compensation Committee retained the flexibility and discretion to make compensation decisions that are based on factors other than Section 162(m) when necessary or appropriate (as determined by the Human Resources and Compensation Committee in its sole discretion) to enable Bunge to continue to retain, attract, reward and motivate its highly-qualified executives. The Human Resources and Compensation Committee does not intend to change the pay-for-performance approach of our executive pay program due to the enactment of tax reform.

COMPENSATION AND RISK
We believe our compensation programs are designed to establish an appropriate balance between risk and reward in relation to our overall business strategy. To that end, the Human Resources and Compensation Committee has conducted a compensation risk assessment, with the assistance of management and Semler Brossy, the Human Resources and Compensation Committee's independent compensation consultant. Semler Brossy prepared a risk assessment of the executive programs while management prepared an assessment of all other compensation programs used by the Company.
The Human Resources and Compensation Committee largely focused its assessment on our executive compensation program, as these are the employees whose actions are most likely to expose us to significant business risk. The relevant features of the executive compensation program that mitigate risk are as follows:
•The program utilizes annual and long-term financial performance goals that are tied to key measures of short-term and long-term performance that drive shareholder value, and targets are set with a reasonable amount of stretch that should not encourage imprudent risk-taking.
•The Human Resources and Compensation Committee sets target awards under the executive compensation program following the receipt of advice and benchmarking analysis provided by Semler Brossy.
•The annual incentive and long-term equity-based compensation program awards are tied to several performance metrics to reduce undue weight on any one measure.
•The annual incentive program's performance metric targets a share of profit to align with overall results for shareholders while maintaining performance orientation through scorecard factors and individual performance allocations.
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•The use of non-financial performance factors in determining the actual payout of annual incentive compensation serves as a counterbalance to the quantitative performance metric.
•The executive compensation program is designed to deliver a significant portion of compensation in the form of long-term incentive opportunities, which focuses executives on our long-term success and discourages excessive focus on annual results.
•The equity incentive program uses a mix PBRSUs and TBRSUs that vest over several years to ensure that employees are focused on maximizing long-term shareholder value and financial performance and to mitigate the risks associated with the exclusive use of stock price-based awards.
•The performance metrics for the PBRSUs are based on overall Bunge performance over a three-year period, reducing incentives to maximize one segment's results and focusing on sustainable performance over a three-year cycle rather than any one year.
•Maximum awards that may be paid out under the annual incentive and equity incentive programs are subject to appropriate caps and the Human Resources and Compensation Committee retains the discretion to reduce payouts under the plans.
•We have adopted share ownership guidelines that further align the long-term interests of executives with those of our shareholders, as well as restrictions on hedging, holding our common shares in a margin account and using our common shares as collateral for loans, which seek to discourage a short-term stock price focus.
•We have adopted an executive compensation recoupment policy for senior executives, as discussed in "Executive Compensation Recoupment Policy" on page 56 of this proxy statement.
The Human Resources and Compensation Committee reviewed and discussed the findings of the risk assessment and believes that our compensation programs are appropriately balanced and do not motivate employees to take risks that are reasonably likely to have a material adverse effect on Bunge.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
The Human Resources and Compensation Committee has reviewed and discussed the preceding "Compensation Discussion and Analysis" with management. Based on such review and discussions, the Human Resources and Compensation Committee recommended to the board that this Compensation Discussion and Analysis be included in this proxy statement for the year ended December 31, 2022.
Members of the Human Resources and Compensation Committee
J. Erik Fyrwald, Chair
Bernardo Hees
Kenneth Simril
Henry "Jay" Winship

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation of our CEO, our CFO and the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2022.

Name and Position Held	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation Total ($)(6)		Total ($)(7)
Gregory Heckman	2022	$1,200,046		$—	$11,480,361	$—	$4,745,040		$—	$474,244		$17,899,691
Chief Executive Officer	2021	$1,200,046		$—	$9,991,055	$—	$4,608,000		$—	$349,126		$16,148,227
	2020	$1,200,046		$—	$3,891,160	$2,698,150	$4,608,000		$—	$128,086		$12,525,442

John Neppl	2022	$737,528		$—	$2,707,599	$—	$1,707,000		$—	$200,002		$5,352,129
Chief Financial Officer	2021	$700,027		$—	$1,990,250	$—	$1,645,000		$—	$116,766		$4,452,043
	2020	$700,027		$—	$1,240,040	$216,445	$1,680,000		$—	$73,170		$3,909,682

Christos Dimopoulos	2022	$730,823	(8)	$—	$3,702,366	$—	$2,354,196	(8)	$—	$137,683	(8)	$6,925,068
Co-President, Agribusiness	2021	$655,500		$—	$2,373,493	$—	$4,326,357		$—	$94,687		$7,450,037
	2020	$679,560		$—	$973,602	$106,740	$4,077,360		$—	$96,158		$5,933,420

Julio Garros	2022	$570,525	(9)	$—	$2,165,962	$—	$1,583,024	(9)	$—	$21,652	(9)	$4,341,163
Co-President, Agribusiness

Joseph Podwika	2022	$593,750		$—	$1,624,448	$—	$946,800		$—	$126,325		$3,291,323
Chief Legal Officer
(1)Actual salary payments during 2022. Annual base salary rates as of December 31, 2022 are described on page 45 of this proxy statement.
(2)The amounts shown reflect the aggregate full grant date fair value for equity awards for financial reporting purposes in accordance with ASC Topic 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in Bunge's audited financial statements. See Note 27 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 regarding assumptions underlying the valuation of equity awards. Amounts reported for these awards may not represent the amounts that the listed officers ultimately realize from the awards. Whether, and to what extent, a listed officer realizes value will depend on our actual operating performance, stock price fluctuations and the listed officer's continued employment.
(3)Based on the full grant date value of the PBRSUs granted on March 15, 2022, the following are the maximum payouts, assuming the maximum level of performance is achieved: Mr. Heckman: $14,732,589; Mr. Neppl: $3,474,373; Mr. Dimopoulos: $2,779,155; Mr. Garros: $2,779,155; and Mr. Podwika: $2,084,428. For additional information on these awards, see "Long-term Incentive Plan" beginning on page 51 of this proxy statement.
(4)Incentive compensation awards under the AIP for the 2022 fiscal year that were paid in March 2023. In lieu of the awards under the AIP for 2022, Mr. Dimopoulos received an RM&O incentive award in connection with his service to our Agribusiness segment as described in more detail under “Annual Risk Management & Optimization Incentive Awards” on page 49 of this proxy statement.
(5)None of the NEOs participate in Bunge's U.S. pension plan. There are no above market or preferential earnings with respect to nonqualified deferred compensation arrangements.

59 Bunge | 2023 Proxy Statement

(6)The following table provides details about each component of the "All Other Compensation" column:

Name	Registrant Contributions for Qualified Plans ($)	Registrant Contributions for Nonqualified Plan ($)	Tax Gross-Ups ($)	Perquisites and Other Personal Benefits ($)(a)	Total ($)
Gregory Heckman	$26,100	$438,544	$—	$9,600	$474,244
John Neppl	$26,100	$164,302	$—	$9,600	$200,002
Christos Dimopoulos(b)	$114,297	$—	$—	$23,386	$137,683
Julio Garros(c)	$—	$—	$—	$21,652	$21,652
Joseph Podwika	$26,100	$90,625	$—	$9,600	$126,325

(a) For Messrs. Heckman, Neppl and Podwika, represents $9,600 annual perquisite allowance. For Messrs. Dimopoulos and Garros, represents an automobile allowance in connection with their overseas employment.
(b) Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
(c) Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.

(7)As required by SEC rules, "Total" represents the sum of all columns in the table.
(8)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
(9)Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.

Bunge | 2023 Proxy Statement 60

Grants of Plan Based Awards Table
The following table sets forth information with respect to awards under our Annual Incentive Plan, Risk Management & Optimization incentive program and Long-Term Incentive Plan for the fiscal year ended December 31, 2022.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units (#)	Closing Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory Heckman
2022 AIP		$122,400	$2,040,000	$4,896,000
2022 LTIP—PBRSUs	3/15/2022				8,851	59,009	118,018		$108.06	$7,240,404
2022 LTIP—TBRSUs	3/15/2022							39,339	$108.06	$4,239,957

John Neppl
2022 AIP		$45,000	$750,000	$1,800,000
2022 LTIP—PBRSUs	3/15/2022				2,087	13,917	27,834		$108.06	$1,707,616
2022 LTIP—TBRSUs	3/15/2022							9,278	$108.06	$999,983

Christos Dimopoulos
2022 RM&O(4)(5)		$142,104	$947,362	$2,368,405
2021 RM&O—Deferral(5)	3/15/2022							14,255	$108.06	$1,536,404
2022 LTIP—PBRSUs	3/15/2022				1,669	11,133	22,266		$108.06	$1,366,019
2022 LTIP—TBRSUs	3/15/2022							7,422	$108.06	$799,943

Julio Garros
2022 AIP(6)		$39,975	$666,256	$1,599,014
2022 LTIP—PBRSUs	3/15/2022				1,669	11,133	22,266		$108.06	$1,366,019
2022 LTIP—TBRSUs	3/15/2022							7,422	$108.06	$799,943

Joseph Podwika
2022 AIP		$40,500	$450,000	$1,057,500
2022 LTIP—PBRSUs	3/15/2022				1,252	8,350	16,700		$108.06	$1,024,545
2022 LTIP—TBRSUs	3/15/2022							5,566	$108.06	$599,903
(1)Represents the range of annual cash incentive award opportunities under our AIP and RM&O incentive awards (as applicable). The minimum potential payout for each of the listed officers was zero. For AIP, the threshold award represents, for Messrs. Heckman, Neppl and Garros, 6% of the target award value, and for Mr. Podwika, 9% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents, for Messrs. Heckman, Neppl and Garros, 240% of the target award value, and for Mr. Podwika, 235% of the target award value (that is, the result if the highest weighted metric achieves a maximum 250% and the lowest weighted metric achieves a maximum of 200%). For RM&O incentive awards, the threshold award represents 15% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents 250%. The performance period began on January 1, 2022 and ended on December 31, 2022. For additional discussion, see "Annual Incentive Plan" on page 46 of this proxy statement and "Annual Risk Management & Optimization Incentive Awards" on page 49 of this proxy statement..
(2)Represents the range of shares that may be released at the end of the January 1, 2022 – December 31, 2024 performance period for PBRSUs awarded under the 2016 Equity Incentive Plan. The minimum potential payout for each of the listed officers under the PBRSUs is zero. The threshold award represents 15% of the target award value (that is, the result if only the lowest weighted metric met the threshold) and the maximum award represents 200% of the target award value. Payment of the award is subject to the achievement of certain financial metrics during the performance period. For additional discussion, see "Long-Term Incentive Plan" starting on page 51 of this proxy statement.
(3)This column shows the full grant date fair value of PBRSUs and TBRSUs under ASC Topic 718. Generally, the full grant date fair value is the amount we would expense in our financial statements over the award's vesting period. See Note 27 to the audited consolidated financial statements in our Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(4)Represents the range of award opportunity under a performance incentive for achievement in the annual RM&O incentive award for Mr. Dimopoulos. Mr. Dimopoulos was awarded 50% of the risk component of $1,548,647, which was converted to restricted stock units on March 15, 2022 and will vest ratably on each March 15 of 2023, 2024 and 2025. These restricted stock units are at risk based on future performance of the Agribusiness value chains.
(5)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
(6)Amounts shown have been converted from Brazilian real to U.S. Dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.
61 Bunge | 2023 Proxy Statement

Outstanding Equity Awards Table
The following table sets forth information with respect to all outstanding equity awards as of December 31, 2022.

			Option Awards(1)				Stock Awards(2)
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Gregory Heckman	5/16/2019		480,000	—	$53.43	05/16/2029
	3/10/2020		303,332	151,668	$42.76	03/10/2030
	3/15/2021	(3)					209,320	$20,883,856
	3/15/2022	(4)					160,092	$15,972,379

John Neppl	3/10/2020	(5)	24,332	12,168	$42.76	03/10/2030	11,897	$1,186,964
	3/15/2021	(3)					41,650	$4,155,421
	3/15/2022	(4)					37,754	$3,766,717

Christos Dimopoulos	3/05/2013		1,800	—	$74.33	03/04/2023
	2/28/2014		2,700	—	$79.47	02/27/2024
	2/27/2015		3,450	—	$81.68	02/26/2025
	3/01/2016		5,300	—	$50.07	03/01/2026
	3/08/2017		6,500	—	$81.00	03/08/2027
	2/28/2018		5,800	—	$75.99	02/28/2028
	3/12/2019		18,500	—	$51.89	03/12/2029
	3/10/2020	(5)	12,000	6,000	$42.76	03/10/2030	5,946	$593,232
	3/10/2020	(6)					2,981	$297,414
	3/15/2021	(3)					20,823	$2,077,511
	3/15/2021	(7)					12,019	$1,199,136
	3/15/2022	(4)					30,200	$3,013,054
	3/15/2022	(8)					14,502	$1,446,865

Julio Garros	2/28/2014		3,300	—	$79.47	02/27/2024
	2/27/2015		3,750	—	$81.68	02/26/2025
	3/01/2016		6,500	—	$50.07	03/01/2026
	3/08/2017		4,700	—	$81.00	03/08/2027
	2/28/2018		5,800	—	$75.99	02/28/2028
	3/12/2019		7,700	—	$51.89	03/12/2029
	3/10/2020	(9)					2,492	$248,627
	3/15/2021	(3)					9,675	$965,275
	3/15/2022	(4)					30,200	$3,013,054

Joseph Podwika	3/10/2020	(5)	15,000	7,500	$42.76	03/10/2030	7,569	$755,159
	3/15/2021	(3)					26,546	$2,648,494
	3/15/2022	(4)					22,649	$2,259,691
(1)Represents unexercised options as of December 31, 2022. Options vested in one-third installments on the first, second and third anniversaries of their respective date of grant. All options have a 10-year term.
(2)Value of unvested restricted stock units using a share price of $99.77, the closing price of our common shares on December 31, 2022. PBRSUs for the 2020-2022 performance cycle are not included in the table, as they are considered earned as of December 31, 2022. Includes dividend equivalents accrued on outstanding restricted stock units.
(3)Payment amount of the PBRSUs will be determined as of December 31, 2023 based on satisfaction of performance targets for the 2021-2023 performance period. Awards are subject to continued service through the third anniversary of the date of grant. Assumes maximum performance is attained. TBRSUs that will vest in full on March 15, 2024, subject to continued service.
(4)Payment amount of the PBRSUs will be determined as of December 31, 2024 based on satisfaction of performance targets for the 2022-2024 performance period. Awards are subject to continued service through the third anniversary of the date of grant. Assumes maximum performance is attained. TBRSUs that will vest in full on March 15, 2025, subject to continued service.
(5)TBRSUs that will vest in full on March 10, 2023, subject to continued service.
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(6)TBRSUs that will vest 33% on each March 30 of 2021, 2022 and 2023, subject to recovery base on future performance of the Agribusiness line.
(7)PBRSUs that will vest 33% on each March 15 of 2022, 2023 and 2024, subject to recovery base on future performance of Agribusiness line.
(8)PBRSUs that will vest 33% on each March 15 of 2023, 2024 and 2025 subject to recovery base on future performance of Agribusiness line.
(9)TBRSUs that will vest 25%, 25%, and 50% on each March 10 of 2021, 2022 and 2023, subject to continued service.
Option Exercises and Stock Vested Table
The following table sets forth information with respect to the exercise of stock options during 2022 and vesting of restricted stock units during 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized Upon Vesting ($)
Gregory Heckman	—	$—	198,204	$18,530,687
John Neppl	—	$—	44,323	$4,257,344
Christos Dimopoulos	750	$25,493	34,497	$3,460,105
Julio Garros	2,400	$69,420	12,484	$1,206,316
Joseph Podwika	—	$—	25,038	$2,340,878
(1)The value realized upon exercise is calculated as the product of (a) the number of our common shares for which the stock options were exercised and (b) the excess of the market price of our common shares on the NYSE upon the exercise of the applicable stock option over the applicable exercise price per share of the stock option.
(2)Represents TBRSUs awarded in 2019 and 2020 that vested in whole or in part during 2022, PBRSUs awarded in 2020 with a performance period ended December 31, 2022 and Deferred RM&O performance shares awarded in 2021 that vested in whole or in part in 2022. The value realized upon vesting was determined by multiplying the number of shares vested by the market price of our common shares on the NYSE on the vesting date.
Pension Benefits Table
None of the Named Executive Officers, including the CEO, receive pension benefits as the Bunge U.S. Pension Plan and the Bunge U.S. Supplemental Executive Retirement Plan were closed to new hires effective December 31, 2017. They also do not receive benefits under the Bunge Excess Benefit Plan as it is only available to those whose benefits under the pension plan are limited by the Internal Revenue Code.
63 Bunge | 2023 Proxy Statement

Nonqualified Deferred Compensation Table
The following table sets forth certain information with respect to our nonqualified deferred compensation plans as of December 31, 2022.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Gregory Heckman	Excess Contribution Plan	$—	$312,304	($83,149)	$—	$597,102
	Supplemental Excess Contribution Plan	$—	$126,240	($23,370)	$—	$185,617
John Neppl	Excess Contribution Plan	$—	$120,902	($52,146)	$—	$206,016
	Supplemental Excess Contribution Plan	$—	$43,400	($9,563)	$—	$47,262
Christos Dimopoulos(3) (4)	RM&O Deferral	$—	$—	$—	$36,871	$36,878
Julio Garros(3)	N/A	$—	$—	$—	$—	$—
Joseph Podwika	Excess Contribution Plan	$—	$69,853	($10,885)	$—	$91,568
	Supplemental Excess Contribution Plan	$—	$20,772	($1,732)	$—	$19,040
(1)The amounts shown represent Company contributions under the Bunge Excess Contribution and Bunge Supplemental Excess Contribution Plans and are included in the "All Other Compensation" column of the Summary Compensation Table on page 59 of this proxy statement.
(2)For Mr. Dimopoulos, includes a portion of the RM&O award for performance year 2019 that was mandatorily deferred and paid April 2022. The RM&O award is described in more detail under "Annual Risk Management & Optimization Incentive Awards" on page 49 of this proxy statement.
(3)Mr. Dimopoulos and Mr. Garros are not eligible to participate in the nonqualified deferred compensation plans.
(4)Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
The Excess Contribution Plan, Supplemental Excess Contribution Plan and Deferred Compensation Plan are described under "Retirement and Executive Benefits" on page 53 of this proxy statement.
Potential Payments Upon Termination of Employment or Change of Control
We have entered into a Participation Agreement under our Executive Severance Plan with each of our NEOs and maintain certain plans that will require us to provide compensation to the listed officers in the event of certain terminations of employment.
Executive Severance Plan
Under our Executive Severance Plan, we have participation agreements with each of the NEOs that includes change of control severance arrangements. The arrangements provide for severance benefits in the event that an executive’s employment is terminated by us or a successor without “cause” or by the executive for “good reason,” in each case before the second anniversary of a “change of control” of the Company, as those terms are defined in the agreements.
The Executive Severance Plan provides that, upon a qualifying termination, the executive would be entitled to a lump sum payment equal to (i) 24 months of the executive’s base salary in effect immediately prior to the termination date, and (ii) an amount equal to two times the executive’s annual target bonus for the year in which the termination occurs. In addition, each executive would be entitled to a prorated AIP award for the year in which the executive's employment is terminated based on the financial and individual performance achieved for the performance period.
The executive will be entitled to receive accelerated vesting of all outstanding equity awards, with any stock options remaining exercisable for the remainder of their full term, and with unvested performance-based equity awards deemed vested at the greater of (i) actual performance or (ii) target levels with respect to performance goals or other vesting criteria.
Bunge | 2023 Proxy Statement 64

As a condition to receiving the severance benefits, an executive must timely execute and deliver a general release of employment related claims against the Company in substantially the form attached to the Executive Severance Plan. Executives are bound by a 24-month non-competition and non-solicitation covenants. The Executive Severance Plan does not provide for a tax gross-up.
Equity Acceleration Under the Equity Incentive Plans
Under the 2009 Equity Incentive Plan and the 2016 Equity Incentive Plan, a participant's equity award will be subject to the following treatment upon a termination of employment (except as otherwise may be provided under an individual award agreement or employment agreement):
•In the event of a termination of employment due to death, disability or retirement (age 65 or age 55 with 10 years of service), an individual's stock options granted (i) under the 2009 Equity Incentive Plan will become fully vested and immediately exercisable and (ii) under the 2016 Equity Incentive Plan will vest pro rata through the date of termination. Disability has the same meaning as under our long-term disability plan for all awards except incentive stock options, for which disability means permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code.
•In the event of a termination of employment without "cause," all stock options granted (i) under the 2009 Equity Incentive Plan that would have vested in the 12-month period following termination of employment will immediately vest and become exercisable and (ii) under the 2016 Equity Incentive Plan will vest pro rata through the date of termination.
Generally, for all terminations of employment other than for Cause or voluntary resignation, all TBRSU and PBRSU awards vest pro rata through the date of termination (for PBRSUs, subject to satisfaction of applicable performance goals and a minimum one-year service period).
Upon a change of control of the Company, outstanding equity awards under the 2009 Equity Incentive Plan and the 2016 Equity Incentive Plan will be subject to the terms and conditions of the Executive Severance Plan.
Estimated Payments Upon Termination of Employment or Change of Control
The potential amount of compensation payable to the listed officer in each situation is shown in the following table. The amounts assume that the respective termination of employment event occurred on December 31, 2022.
These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the listed officers, which would only be known at the time that they become eligible for payment. The amounts are in addition to: (i) vested or accumulated benefits generally under our retirement plans and nonqualified deferred compensation plans, which are set forth in the disclosure tables above; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) benefits generally available to U.S.-based salaried employees, such as accrued vacation.
Unless stated otherwise, the value of unvested and accelerated stock options shown in the tables below have been determined by multiplying (i) the number of unvested stock options that would have been accelerated by (ii) the difference between (x) the exercise price of the stock option and (y) $99.77, which was the closing price of our common shares on December 31, 2022. Likewise, the value of unvested restricted stock unit awards shown in the tables below have been determined by multiplying (i) the number of unvested restricted stock units that would have been accelerated by (ii) the closing price of our common shares on December 31, 2022.
65 Bunge | 2023 Proxy Statement

Name / Event of Termination	Cash Severance ($)	Continuation of Benefits ($)	Accelerated Vesting of Equity ($)	Excise Tax Gross-up or Cut-back ($)	Total ($)(1)
Gregory Heckman(2)(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$6,480,000	$27,822	$19,413,486	$—	$25,921,308
Termination Related to Change of Control	$6,480,000	$27,822	$31,534,873	$—	$38,042,695
Death, Disability or Retirement	$—	$—	$24,956,152	$—	$24,956,152

John Neppl(3)(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,500,000	$41,999	$4,127,570	$—	$5,669,569
Termination Related to Change of Control	$3,000,000	$41,999	$5,350,547	$—	$8,392,546
Death, Disability or Retirement	$—	$—	$5,350,547	$—	$5,350,547

Christos Dimopoulos(4)(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,705,253	$—	$3,549,296	$—	$5,254,549
Termination Related to Change of Control	$3,410,506	$—	$6,024,000	$—	$9,434,506
Death, Disability or Retirement	$—	$—	$4,367,166	$—	$4,367,166

Julio Garros(5)(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,332,512	$—	$1,209,545	$—	$2,542,057
Termination Related to Change of Control	$2,665,024	$—	$1,905,286	$—	$4,570,310
Death, Disability or Retirement	$—	$—	$1,905,286	$—	$1,905,286

Joseph Podwika(6)(7)
Termination "For Cause"	$—	$—	$—	$—	$—
Termination "Without Cause" or "For Good Reason"	$1,050,000	$32,562	$2,592,549	$—	$3,675,111
Termination Related to Change of Control	$2,100,000	$32,562	$3,350,384	$—	$5,482,946
Death, Disability or Retirement	$—	$—	$3,350,384	$—	$3,350,384
(1)Total does not include vested amounts or accumulated benefits through December 31, 2022, including vested stock options, accumulated retirement benefits and amounts under deferred compensation plans, as those amounts are set forth in the disclosure tables above. PBRSUs for the 2020-2022 performance cycle and annual incentive awards for calendar year 2022 are not included in the table, as they are considered earned as of December 31, 2022. For disclosure purposes only, we have assumed that target performance measures were achieved for performance-based awards as of December 31, 2022.
(2)For the purposes of this table, Mr. Heckman's compensation for 2022 is as follows: base salary equal to $1,200,000 and a target annual bonus equal to $2,040,000.
(3)For purposes of this table, Mr. Neppl’s compensation for 2022 is as follows: base salary equal to $750,000 and a target annual bonus equal to $750,000.
(4)For purposes of this table, Mr. Dimopoulos’s compensation for 2022 is as follows: base salary equal to $757,890 and a target annual bonus equal to $947,362. Amounts shown have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.0827 U.S. dollars per Swiss franc as of December 31, 2022.
(5)For purposes of this table, Mr. Garros's compensation for 2022 is as follows: base salary equal to $666,256 and a target annual bonus equal to $666,256. Amounts shown have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.1891 U.S. dollars per Brazilian real as of December 31, 2022.
(6)For the purposes of this table, Mr. Podwika's compensation for 2022 is as follows: base salary equal to $600,000 and a target annual bonus equal to $450,000.
(7)Pursuant to the Executive Severance Plan, if employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” each NEO is entitled to a payment equal to 12 months (24 months for the CEO) of his then base salary, plus 12 months (24 months for the CEO) of his target AIP award.
Bunge | 2023 Proxy Statement 66

PAY RATIO DISCLOSURE
The pay ratio information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We have elected to identify our median employee every three years unless a significant change in our employee population or employee compensation arrangements has occurred.

The median employees remain unchanged from last year as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our 2022 pay ratio disclosure. Similarly, there has been no change in our median employees’ circumstances that we reasonably believe would result in a significant change to our fiscal year 2022 pay ratio disclosure.
Median Employee to CEO Pay Ratio
For 2022, we calculated annual total compensation for the median employee using the same methodology as for our NEOs as described in the 2022 Summary Compensation Table on page 59 of this proxy statement. The annual total compensation for Mr. Heckman, our CEO, was $17,899,691 (the same amount as reported under the 2022 Summary Compensation Table above) and the median annual total compensation of all of our employees (other than our CEO), was $83,433 adjusted for cost of living. For the cost-of-living adjustment, we used the World Bank's Purchasing Power Parity conversion factor for GDP. This adjustment takes into account the local cost of an equivalent basket of goods, which embeds the exchange rate and inflation into the comparison such that the basket of goods is priced the same in both countries.
Based on this information, our CEO's annual total compensation is 215 times that of the median of the annual total compensation of all employees.
In addition, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees without any cost-of-living adjustment is 460 times the median employee. This is based on the foreign exchange rate as of December 31, 2022.

PAY VERSUS PERFORMANCE DISCLOSURE
The pay versus performance information is provided pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K. The following table sets forth information regarding the compensation per the Summary Compensation Table (SCT) on page 59 of this proxy statement, the compensation actually paid (CAP) to our principal executive officer (PEO) and, on average, to our other NEOs (non-PEO NEOs) during the specified years, as calculated in accordance with the Pay Versus Performance (PvP) disclosure rule, and the Company's performance.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based On(3):		Net Income ($M)	Adjusted EPS ($)(5)
					Total Shareholder Return ($)	Industry Index Total Shareholder Return ($)(4)
2022	$17,899,691	$36,869,068	$4,977,421	$6,799,877	$190	$137	$1,610	$13.91
2021	$16,148,227	$53,419,822	$6,527,939	$12,048,134	$173	$121	$2,078	$12.93
2020	$12,525,442	$36,032,900	$5,882,927	$10,231,847	$119	$105	$1,145	$8.30
(1)Compensation Actually Paid represents the Summary Compensation Table Total adjusted to (a) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year and (b) include the fair value of current and prior year equity awards that are outstanding, vested or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year. The following tables show what amounts were deducted from, and added to, the Summary Compensation Table Total to calculate the PEO and Average Non-PEO NEO Compensation Actually Paid:
67 Bunge | 2023 Proxy Statement

PEO SCT Total to CAP Reconciliation

Year	Summary Compensation Table Total Compensation		Deductions			Additions				Compensation Actually Paid
			Grant Date Fair Value of Stock and Option Awards(i)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(ii)		Fair Value at FYE of Stock and Option Awards(iii)	Change in Fair Value of Outstanding and Unvested Stock and Option Awards(iv)	Change in Fair Value of Vested Stock and Option Awards(v)
2022	$17,899,691	-	$11,480,361	$—	+	$15,386,996	$5,751,424	$9,311,318	=	$36,869,068
2021	$16,148,227		$9,991,055	$—		$18,082,222	$24,119,250	$5,061,178		$53,419,822
2020	$12,525,442		$6,589,310	$—		$21,157,143	$10,411,408	$(1,471,783)		$36,032,900

Average Non-PEO NEO SCT Total to CAP Reconciliation

Year	Summary Compensation Table Total Compensation		Deductions			Additions				Compensation Actually Paid
			Grant Date Fair Value of Stock and Option Awards(i)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(ii)		Fair Value at FYE of Stock and Option Awards(iii)	Change in Fair Value of Outstanding and Unvested Stock and Option Awards(iv)	Change in Fair Value of Vested Stock and Option Awards(v)
2022	$4,977,421	-	$2,550,094	$—	+	$3,264,413	$663,074	$445,063	=	$6,799,877
2021	$6,527,939		$2,649,102	$2,848		$4,253,230	$3,534,002	$384,913		$12,048,134
2020	$5,882,927		$1,528,073	$100,767		$3,689,683	$2,152,985	$135,092		$10,231,847

(i)    Represents the grant date fair value of stock and option awards granted in Fiscal Year.
(ii)    No NEOs were eligible to participate in the U.S. pension plan in 2022. For 2020 and 2021, no service costs were accrued as Mr. Zachman's pension was under a frozen plan and the other NEOs were not eligible to participate in the U.S. pension plan. No NEOs participate in the deferred compensation program, including our PEO.
(iii)    Fair value at Fiscal Year-end of outstanding and unvested stock and option awards granted in Fiscal Year.
(iv)    Change in fair value of outstanding and unvested stock and option awards granted in prior Fiscal Years.
(v)    Change in fair value as of vesting date of stock and option awards granted in prior Fiscal Years for which applicable vesting conditions were satisfied during Fiscal Year.

(2)For 2020 and 2021, the Non-PEO NEOs consisted of Messrs. Neppl, Padilla, Zachman and Dimopoulos. For 2022, the Non-PEO NEOs consist of Messrs. Neppl, Dimopoulos, Garros and Podwika.
(3)Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common shares. Historic stock price performance is not necessarily indicative of future stock performance.
(4)The industry index is the Standard and Poor's (S&P) 500 Food Products Index as disclosed in the Company's annual report on Form 10-K.
(5)Represents timing adjusted earnings per share excluding certain gains and charges, which is the financial measure from the Company performance measure below that the Company uses to link compensation paid to the Company's PEO and Non-PEO NEOs for the years shown to the Company's performance. Timing adjusted earnings per share excluding notables, as used in this proxy statement, is a non-GAAP financial measure, see Appendix A – Reconciliation of Non-GAAP Financial Measures for reconciliation to the most directly comparable U.S. GAAP measure.

Bunge | 2023 Proxy Statement 68

Relationship Between Pay and Performance
The following shows the relationship between PEO CAP, Average Non-PEO NEO CAP, TSR and the indexed peer TSR.
Relationship Between Pay and Net Income
The following shows the relationship between PEO CAP, Average Non-PEO NEO CAP and Net Income.

69 Bunge | 2023 Proxy Statement

Relationship Between Pay and Adjusted EPS
The following shows the relationship between PEO CAP, Average Non-PEO NEO CAP and Adjusted EPS.
Most Important Performance Measures
As required, the list below reflects performance measures that we consider the most important for linking executive compensation actually paid to company performance in 2022.

•Adj EPS(1)	•AROIC	•Relative TSR
•Adj PBT(I)(2)	•ESG
(1)Represents timing adjusted earnings per share excluding certain gains and charges. Timing adjusted earnings per share excluding notables, as used in this proxy statement, is a non-GAAP financial measure, see Appendix A – Reconciliation of Non-GAAP Financial Measures for reconciliation to the most directly comparable U.S. GAAP measure.
(2)Represents adjusted Profit Before Taxes before certain incentive payouts.
For further information regarding these performance measures and their function in the Company's executive compensation program, see the "Compensation Discussion and Analysis" section on page 39 of this proxy statement.
Bunge | 2023 Proxy Statement 70

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities and Exchange Act of 1934, this Proposal 3 provides shareholders with the opportunity, at least once every six years, to provide an advisory vote on how often Bunge should include a say on pay vote on the compensation of our named executive officers in its proxy statement for future annual meetings of shareholders. This is referred to as a say-on-pay frequency vote.
Under this Proposal 3, shareholders may cast their advisory vote for every “1 Year,” “2 Years,” or “3 Years,” or may abstain from voting. Shareholders are not voting to approve or disapprove the Board's recommendation.
In 2011, we held our first advisory say-on-pay frequency vote and, consistent with the Board’s recommendation, over 90% of the shares voted were in favor of an annual vote and, again in 2017, Bunge held the advisory say on pay frequency vote and over 90% of the shares voted were voted “for” an annual vote.
This year, the Board again recommends that shareholders approve, on an advisory basis, holding an annual say-on-pay vote. The Board continues to believe that an annual vote is most appropriate for Bunge as it provides shareholders with an opportunity to express their views on our executive compensation program in a consistent and timely manner.
Although the vote on this Proposal 3 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results and will consider shareholder views when determining the frequency of future say-on-pay votes.
A say-on-pay frequency vote must be held at least once every six years. Accordingly, following this year’s say-on-pay frequency vote, we anticipate that the next such vote will be held at the annual shareholder meeting in 2029.

☑	OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION TO BE HELD ANNUALLY AND THAT SHAREHOLDERS VOTE FOR "1 YEAR."
71 Bunge | 2023 Proxy Statement

PROPOSAL 4 — APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITOR'S FEES
General
Our Board has recommended and asks that you appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2023 and authorize the Audit Committee of the Board to determine the independent auditor's fees. You would be acting based on the recommendation of our Audit Committee. Deloitte & Touche LLP has audited our annual financial statements since 2002. Pursuant to Bermuda law and our bye-laws, an auditor is appointed at the annual general meeting or at a subsequent general meeting in each year and shall hold office until a successor is appointed.
The affirmative vote of a majority of the votes cast on the proposal is required to make such appointment. If you do not appoint Deloitte & Touche LLP, our Board will reconsider its selection of Deloitte & Touche LLP and make a proposal for a new independent auditor.
Representatives of Deloitte & Touche LLP are expected to attend the virtual Annual General Meeting and will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to questions.
Fees
The chart below sets forth the aggregate fees for professional services rendered by the Deloitte & Touche LLP for services performed in each of 2022 and 2021, and breaks down these amounts by category of service:

	2022	2021
Audit Fees	$13,856,789	$14,971,060
Audit-Related Fees	$347,881	$343,981
Tax Fees	$70,000	$140,000
All Other Fees	$58,521	$41,240
Total	$14,333,191	$15,496,281
Audit Fees
Audit fees are fees billed for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting and the reviews of our quarterly financial statements. Additionally, audit fees include comfort letters, statutory audits, consents and other services related to SEC matters.
Audit-Related Fees
For 2022 and 2021, audit-related fees include fees for audits in conjunction with acquisitions and divestitures, statutory attestation services, work related to employee benefit plans and certain other agreed-upon procedures engagements.
Tax Fees
Tax fees in 2022 and 2021 primarily relate to tax compliance services, tax planning advice and tax due diligence. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and review amounts to be included in tax filings.
Bunge | 2023 Proxy Statement 72

All Other Fees
For All Other Fees, in 2022 and 2021 fees were paid to Deloitte & Touche, LLP for subscriptions to a comprehensive database of accounting and financial disclosure-related literature, as well as for certain local market non-recurring advisory services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of all audit services, audit-related services, tax services and other services provided by our independent auditor. Pre-approval is detailed as to particular types of services and is subject to specific fee levels. The independent auditor and management are required to periodically report to the Audit Committee regarding the services that have been provided to us in accordance with this pre-approval policy.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee. In making its recommendation to appoint Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2023, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP's independence.

☑
OUR BOARD RECOMMENDS THAT, BASED ON THE RECOMMENDATION OF THE AUDIT COMMITTEE, YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023 AND THE AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE INDEPENDENT AUDITOR'S FEES.

73 Bunge | 2023 Proxy Statement

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of five independent directors, all of whom are financially literate. In addition, our Board has determined that Messrs. Simril and Winship each qualifies as an "audit committee financial expert" as defined under Item 407 of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee operates under a written charter which reflects NYSE listing standards and SEC requirements regarding audit committees. A copy of the charter is available through the "Investors — Governance" section of our website at bunge.com.
The Audit Committee's primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of our financial statements and related disclosures, (2) our compliance with legal and regulatory requirements, (3) our independent auditor's qualifications, independence and performance and (4) the performance of our internal audit and control functions.
Our management is responsible for the preparation of our financial statements, our financial reporting process and our system of internal controls. Our independent auditor is responsible for performing an audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board, which we refer to as the PCAOB, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles and for auditing the effectiveness of our internal control over financial reporting. The Audit Committee monitors and oversees these processes.
The Audit Committee has sole authority over the selection of our independent auditor and manages our relationship with the independent auditor (who report directly to the Audit Committee). Deloitte & Touche LLP has served as our independent auditor since 2002. Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditor. The Audit Committee is also involved in the selection of the lead audit partner. The Audit Committee pre-approves all audit, audit-related services, tax services and other services provided by the independent auditor and the fees for those services pursuant to written policies and procedures.
The Audit Committee meets with management and the independent auditor periodically to consider the adequacy of our internal controls. The Audit Committee also receives regular updates from our internal audit function, which has unrestricted access to the Audit Committee.
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements as of and for the year ended December 31, 2022 and Deloitte’s evaluation of our internal control over financial reporting. The Audit Committee has also discussed with the independent auditor the matters required to be discussed pursuant to PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and has discussed with them their independence from Bunge and its management. The Audit Committee also considered whether the non-audit services provided by Deloitte & Touche LLP to us during 2022 were compatible with their independence as auditor.
Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Henry "Jay" Winship, Chair
Eliane Aleixo Lustosa de Andrade
Sheila Bair
Kenneth Simril
Mark Zenuk
Bunge | 2023 Proxy Statement 74

PROPOSAL 5 — SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF TERMINATION PAY

Bunge has received notice from Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021, that he intends to present, through his proxy, John Chevedden, a separate proposal for voting at the Annual General Meeting. John Chevedden has submitted documentation indicating that Mr. Steiner has beneficial ownership of a sufficient amount of Bunge common shares for a sufficient time period as required by Rule 14a-8. The shareholder proposal will be voted on at the Annual General Meeting only if properly presented by or on behalf of Kenneth Steiner. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent of the shareholder proposal.
Proposal 5 – Shareholder Ratification of Termination Pay
Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus.
"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of "golden parachute" severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.
For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay - over 10 times his base salary plus short-term bonus. In the event of a change in control, the same person could receive a whopping $124 million in accelerated equity payouts even if he remained employed.
It is in the best interest of Bunge shareholders and the morale of Bunge employees to be protected from such lavish management termination pay for one person.
It is important to have this policy in place so that Bunge management stays focused on improving company performance as opposed to seeking a business combination as a distraction and to trigger a management golden parachute windfall.
Shareholder Ratification of Excessive Termination Pay, the topic of this proposal, received between 51% and 65% support at:
AbbVie (ABBV)
FedEx (FDX)
Spirit AeroSystems (SPR)
Alaska Air (ALK)
Fiserv (FISV)

75 Bunge | 2023 Proxy Statement

This proposal allows for sky-high termination pay to meet any competitive situation. The sky-high pay would only need to be subject to a nonbinding shareholder vote. Mr. Erik Fyrwald, Chair of the management pay committee could not ask for more flexibility.

Please vote yes:
Shareholder Ratification of Termination Pay - Proposal 5

☒	OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF TERMINATION PAY

Board of Directors Statement in Opposition to the Shareholder Proposal
The Board of Directors recommends a vote “Against” the foregoing proposal for the following reasons:
The Board believes the shareholder proposal is unnecessary given shareholder support for the Company’s compensation practices and existing compensation limits.
In 2021, the Board reconstituted our Human Resources and Compensation Committee with a new committee chair and our independent compensation consultant appointed a new advisor to provide a fresh perspective on our programs. We conducted early shareholder outreach to seek feedback before changes were made to our compensation programs in 2021. The Board believes that the Company has responsible compensation practices, which include limited termination-related pay for executives. This view is supported by the Company’s shareholders, whose votes in favor of say-on-pay proposals exceeded 96% and 94% of the votes cast in 2022 and 2021, respectively. In addition, in 2020 shareholders approved amendments to increase the number of authorized shares in the Company’s 2016 Equity Incentive Plan, by over 96% of the votes cast.

Further, in May 2022, following its customary periodic review of compensation arrangements and in response to feedback from shareholders, the Human Resources and Compensation Committee approved the adoption of an executive severance plan (“ESP”), that harmonizes the terms of various existing contracts and letter agreements with our executives. Under the ESP, executive officers, including our Chief Executive Officer and our other named executive officers, are entitled to cash severance and other benefits in the event of their termination by us other than for cause or by them for good reason, including after a change of control. Change of control cash severance amounts under the ESP are equal to 2x the executive’s base salary and target bonus, and non-change of control cash severance is 1x base salary and target bonus (except that the CEO’s severance benefit is 2x in either circumstance). Under the ESP, change of control or non-change of control cash severance amounts do not exceed 2.99x the executive’s base salary and target bonus. No executive officer has a single-trigger severance right or is entitled to excise tax gross-ups. The Board believes that the ESP, which is more carefully tailored than the overly broad shareholder proposal, strikes the right balance between shareholder rights, executive retention, and incentives for executives to consider objectively potential change of control transactions, and being able to be competitive in the market for talent.

The Board does not believe the shareholder proposal is necessary given the additional voting rights that shareholders will have following the intended redomestication to Switzerland.
As announced on December 8, 2022, the Company intends to redomesticate from Bermuda to Switzerland in 2023. Under Swiss corporate law, shareholders will have the right to authorize, at each annual general meeting of shareholders, the maximum aggregate compensation of the Company's key executive management team (“EMT”) members for the next fiscal year. The aggregate compensation of the key EMT members for which shareholder approval will be sought includes any cash bonus and equity awards, and amounts that become payable upon termination of a key EMT member. This new right will give shareholders an opportunity to review our compensation practices in light of all circumstances and will be in addition to the rights shareholders have in connection with say-on-pay votes. Unlike a say-on-pay vote, this new right under Swiss law is not advisory. The Board believes the Swiss law requirement will provide an appropriate balance between shareholder review of our general compensation practices and the need for compensation certainty and flexibility to retain talent and be competitive in the marketplace for new hires.

Bunge | 2023 Proxy Statement 76

The shareholder proposal would limit the Company’s reliance on equity compensation, which could place the Company at a competitive disadvantage in attracting and retaining key executive talent.
As a leading global agribusiness company, we compete for talent with other large companies in and outside of our industry. Our strong performance has made our executives attractive to other companies and they are aggressively recruited. The Board relies on a competitive compensation program, and in particular equity awards and carefully designed severance benefits, to motivate and retain our executives. The Board believes these benefits are necessary for the Company to remain competitive in attracting and retaining highly qualified individuals upon whom, in large measure, the Company’s long-term growth and success depend. The overly broad shareholder proposal does not permit the flexibility necessary to be competitive in the marketplace for new hires and to retain key talent, particularly at this time of unprecedented labor competition.

The Board believes that long-term performance is the most important measure of the Company’s success. Through the use of equity awards, with multi-year earnings and/or vesting requirements, the Board believes it is aligning financial rewards for the Company’s executives with the economic interests of the Company’s shareholders, through facilitation of significant Company stock ownership which promotes retention of leadership talent critical to the Company’s success. As part of this alignment of interests, the Company’s executives expect that they will be given a fair opportunity to realize the full value of these awards if the Company performs well.

The shareholder proposal could require shareholder approval to allow certain executives to realize the full value of their equity awards upon a qualifying termination. This could have an adverse effect on the Company’s ability to attract and retain key talent because a significant portion of an executive’s compensation may be contingent on shareholder approval and remain uncertain until a shareholder vote could be held. As a result, the Board believes the shareholder proposal would have the effect of discouraging the use of long-term equity incentive awards, and, accordingly, directly conflict with the goal of using the executive compensation program to achieve alignment with the Company’s long-term success.

The shareholder proposal would unduly restrict the Human Resources and Compensation Committee’s flexibility to structure executive compensation.
The Company’s fully independent Human Resources and Compensation Committee is in the best position to design and implement executive compensation practices and principles that are aligned with the interests of shareholders. The Human Resources and Compensation Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account competitive market practices, and the Company’s strategic, operational, and financial goals. The shareholder proposal would unduly limit the Human Resources and Compensation Committee’s flexibility.

The Board believes that the severance features of the Company’s executive compensation program are appropriate, well-supported by shareholders, and effective for aligning the interests of the Company’s executives with those of the Company’s shareholders, including in the event of a change of control transaction. The adoption of the shareholder proposal could significantly limit the Company’s ability to effectively attract, retain and motivate talented executives.

For the foregoing reasons, the Board recommends that you vote AGAINST this proposal.
77 Bunge | 2023 Proxy Statement

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To be considered for inclusion in Bunge's proxy statement for our Annual General Meeting of Shareholders in 2024, presently anticipated to be held on May 15, 2024, shareholder proposals must be received by Bunge no later than December 2, 2023. In order to be included in our sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to our Corporate Secretary at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary.
Shareholders may also make proposals that are not intended to be included in our proxy statement for the 2024 Annual General Meeting pursuant to our bye-laws. Nomination of candidates for election to the Board or other business may be proposed to be brought before the 2024 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2024 Annual General Meeting. Notice must be given in writing and in proper form in accordance with our bye-laws to the Corporate Secretary of Bunge at Bunge's registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, with a copy to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary, no later than December 2, 2023.
In addition, shareholders may submit proposals on matters appropriate for shareholder action at the Annual General Meeting of Shareholders in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the total voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2024 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Corporate Secretary, with a copy to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Corporate Secretary.

Bunge | 2023 Proxy Statement 78

INFORMATION ABOUT THIS PROXY STATEMENT AND MEETING
Information About this Proxy Statement
Why did I receive this Proxy Statement?
Bunge Limited has furnished these proxy materials to you because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting on May 11, 2023. In order to provide expanded access, this year’s Annual General Meeting will be a virtual meeting of shareholders, which will be conducted via separate live audio webcasts. There will not be a physical meeting. We have designed the virtual meeting to offer the same participation opportunities as an in-person meeting.
This proxy statement contains information about the items being voted on at the Annual General Meeting and important information about us. Our 2022 Annual Report, which includes our 2022 Annual Report on Form 10-K, is also being furnished together with this proxy statement. If you received printed versions of these materials by mail, these materials also include the proxy cards or voting instructions form for the Annual General Meeting. We are making these proxy materials first available to shareholders on or about March 31, 2023.
We have sent these materials to each person who is registered as a holder of our common shares in the register of members (such owners are often referred to as "holders of record" or "registered holders") as of the close of business on March 13, 2023, the record date for the Annual General Meeting.
We have requested that banks, brokerage firms and other nominees who hold our common shares on behalf of the owners of the common shares, (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on March 13, 2023, forward either a notice or a printed copy of these materials, together with a proxy card or voting instruction form, to those beneficial shareholders. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
Finally, we have provided for these materials to be sent to persons who have interests in our common shares through participation in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A. Although these persons are not eligible to vote directly at the Annual General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.
Shareholders who owned our common shares as of the close of business on the record date for the Annual General Meeting are entitled to access and vote at the Annual General Meeting and adjournments or postponements of the Annual General Meeting. The share register will not be closed between the record date and the date of the Annual General Meeting. A poll will be taken on each proposal to be put to shareholder vote at the Annual General Meeting.
What is Notice and Access and why did Bunge elect to use it?
As permitted by regulations of the Securities and Exchange Commission (SEC), Notice and Access provides companies with the ability to make proxy materials available to shareholders electronically via the internet. We have elected to provide many of our shareholders with a Notice of Internet Availability of Proxy Materials instead of receiving a full set of printed proxy materials in the mail. The notice is a document that provides instructions regarding how to:
•view our proxy materials on the internet;
•access the Annual General Meeting and vote your shares; and
•request printed copies of these materials, including the proxy card or voting instruction form.
On or about March 31, 2023, we began mailing the notice to certain beneficial shareholders and posted our proxy materials on the website referenced in the notice. See "Notice of Annual General Meeting of Shareholders" in this proxy statement for more information about where to view our proxy materials on the internet.
79 Bunge | 2023 Proxy Statement

As more fully described in the notice, shareholders who received the notice may choose to access our proxy materials on the website referenced in the notice or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The selected delivery choice will remain in effect until changed by the shareholder. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials by email unless you elect otherwise.
What does it mean if I receive more than one notice or set of proxy materials for each of the Annual General Meeting?
It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple notices or copies of proxy materials will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of our common shares, your broker, bank or other nominee may deliver only one copy of the notice or proxy materials for the Annual General Meeting to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the notices, proxy statement or 2022 Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of these documents should submit their request to our Investor Relations department by telephone at (636) 292-3014 or by submitting a written request to 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Investor Relations.
Can I receive future proxy materials electronically?
Shareholders can help us conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please visit enroll.icsdelivery.com/bg and follow the instructions or adjust your delivery instructions on www.proxyvote.com.
Information About the Meeting
What proposals are being presented at the Meeting?
Shareholders are being asked to vote on the following matters at the Annual General Meeting:
•Proposal 1 — election of the 11 directors named in this proxy statement;
•Proposal 2 — the approval of a non-binding advisory vote on the compensation of our named executive officers;
•Proposal 3 — a non-binding advisory vote on the frequency of future shareholder advisory votes on executive compensation;
•Proposal 4 — the appointment of Deloitte & Touche LLP as our independent auditor for fiscal year 2023 and authorization of the Audit Committee of the Board of Directors to determine the independent auditor's fees; and
•Proposal 5 — shareholder proposal regarding shareholder ratification of termination pay.
Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I access the Annual General Meeting to submit questions?
To be admitted to the Annual General Meeting visit www.virtualshareholdermeeting.com/BG2023 and enter the 16-digit control number found on your proxy card or voter instruction form for the Annual General Meeting. If you hold your
Bunge | 2023 Proxy Statement 80

common shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank other holder of record to be able to participate in the meeting.
If you wish to submit a question before or during the Annual General Meeting, you may log in to www.virtualshareholdermeeting.com/BG2023 and enter your name, email address and 16-digit control number beginning at 10:45 a.m. Central Daylight Time, on May 11, 2023. Once past the login screen, select the question topic and enter your question in the ‘‘Ask a Question’’ section at the lower left-hand corner of the screen and then click on Submit.
Questions pertinent to meeting matters will be addressed during the Annual General Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly received before or during at the Annual General Meeting, relate to matters that are not the proper subject for action by shareholders, are irrelevant to our business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Annual General Meeting as determined in our sole discretion, will not be answered. Additional rules of conduct and procedures may apply during the Annual General Meeting and will be available for you to review in advance of the meeting at www.virtualshareholdermeeting.com/BG2023.
My shares are held through a brokerage firm, bank or other nominee. How do I register in advance to access, vote and submit questions at the Annual General Meeting?
If you are a registered holder of common shares (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register in advance to access the Annual General Meeting. Please follow the instructions described above and on your proxy card or voter instruction form that you received for the meeting.
If you hold your common shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank or other holder of record to be able to participate in the meeting.
What if I have trouble accessing the Annual General Meeting virtually?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. We encourage you to access the meeting prior to the start time. You will be able to log into the Annual General Meeting beginning at 10:45 a.m., Central Daylight Time on May 11, 2023. We will have a technician ready to assist you with any technical difficulties you may have accessing the Annual General Meeting. If you encounter any difficulties accessing the Annual General Meeting, please call the technical support number that will be posted on the virtual meeting platform login page.
If I can't participate in the live Annual General Meeting webcast, can I vote or listen to it later?
You may vote your common shares before the meeting as described in “How do I vote?” and following the instructions on your proxy card or voter instruction form for the meeting. You do not need to access the webcast to vote if you submitted your vote via proxy in advance of the Annual General Meeting. We do not intend to record the Annual General Meeting; however, we will disclose the results on a Form 8-K that we will file with the SEC within four business days of the Annual General Meeting.

81 Bunge | 2023 Proxy Statement

What constitutes a quorum?
The presence at the start of the Annual General Meeting of at least two persons representing, in person or by proxy, more than one-half of our issued and outstanding common shares will constitute a quorum for the transaction of business at each respective meeting.
Information About Voting
How many votes do I have?
Every holder of a common share will be entitled to one vote per share for the election of each director and to one vote per share on each other matter presented at the Annual General Meeting. On March 13, 2023, there were 149,941,547 common shares issued and outstanding and entitled to vote at the Annual General Meeting.
How do I vote?
You can exercise your vote in the following ways:
•By Telephone or the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the internet, by following the instructions on your proxy card for the meeting. If you are a beneficial shareholder, please follow the instructions on your notice or voting instruction form for the meeting.
•By Mail: If you are a shareholder of record, you may appoint your proxy by marking, dating and signing your proxy card for the meeting and returning it by mail in the enclosed postage-paid envelope. If you are a beneficial shareholder and received or requested printed copies of the proxy materials, you can vote by following the instructions on your voting instruction form for the meeting.
•At the Meeting: If you are planning to access the Annual General Meeting, you may vote your common shares during the meeting by visiting www.virtualshareholdermeeting.com/BG2023. To vote, you will need your 16-digit control number included on your proxy card, or on the voter instruction form for the meeting.

Your vote is very important. Even if you plan to be present at the Annual General Meeting, we encourage you to vote as soon as possible.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card or voting instruction form but do not indicate instructions for voting, your common shares will be voted "FOR" each of Proposals 1, 2, 3 and 4 and "AGAINST" Proposal 5. With respect to any other matter which may properly come before the Annual General Meeting, your common shares will be voted at the discretion of the proxy holders.
May I change or revoke my proxy?
You may change or revoke your proxy at any time before it is exercised in one of four ways:
1.Notify our Corporate Secretary in writing at the address provided below before the respective meeting related to your proxy that you are revoking your proxy;
2.Use the telephone or the internet to change your proxy for the respective meeting;
3.Submit another proxy card (or voting instruction form if you hold your common shares in street name) with a later date for the respective meeting; or
4.If you are a holder of record, or a beneficial holder with a proxy from the holder of record, by accessing and voting at the Annual General Meeting.
Bunge | 2023 Proxy Statement 82

You may not revoke a proxy simply by accessing the Annual General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Corporate Secretary at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the votes cast is required to elect each of the nominees for director (Proposal 1). As this is an uncontested election, any nominee for director who receives a greater number of votes "against" his or her election than votes "for" such election will not be elected to the Board and the position on the Board that would have been filled by the director nominee will become vacant.
The affirmative vote of a majority of the votes cast is also required to approve the non-binding advisory vote on named executive officer compensation (Proposal 2), to approve the non-binding advisory vote on the frequency of future shareholder advisory votes on executive compensation (Proposal 3), the appointment of our independent auditor and authorization of the Audit Committee of the Board to determine independent auditor fees (Proposal 4) and shareholder proposal regarding shareholder ratification of termination pay (Proposal 5).
Proposals 2 and 3 are advisory votes only and, as discussed in the proposals, the voting results are not binding on us. However, consistent with our record of shareholder engagement, our Board will review the results of the vote and will take them into account in considering the compensation of our named executive officers and the frequency of future advisory votes on executive compensation.

Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
Under the rules of the New York Stock Exchange (NYSE), if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your common shares in connection with Proposals 1, 2, 3, 4 and 5. Accordingly, if your common shares are held in street name and you do not submit voting instructions to your broker, your common shares will be treated as broker non-votes for these proposals.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the meeting. If any other business is properly proposed and presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at the discretion of the proxy holders.
Who will count the votes?
Broadridge will act as the inspector of election and will tabulate the votes.
Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card
Shareholders should complete and return the proxy card for the Annual General Meeting as soon as possible. To be valid, your proxy card for the meeting must be completed in accordance with the instructions on it and received by us no later than 10:59 p.m., Central Daylight Time, on May 10, 2023. If you appoint your proxy by telephone or the internet, we must receive your appointment no later than 10:59 p.m., Central Daylight Time, on May 10, 2023. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan or the Bunge Savings Plan — Supplement A, you must submit your voting instructions for the meeting no later than 10:59 p.m. Central Daylight Time on May 8, 2023 in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your common shares are held in street name and you are voting by mail, you should return your voting instruction form for the meeting in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds our common shares on your behalf.
83 Bunge | 2023 Proxy Statement

Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of proxy materials and the notice. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.
We have retained Innisfree M&A Incorporated to act as proxy solicitor for the Annual General Meeting for a fee of $20,000 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone and other means by our directors, officers and/or other employees. We will not pay any additional compensation to these individuals for any such services.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
A copy of our 2022 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, is enclosed with these proxy materials. Our Annual Report on Form 10-K is also available to shareholders free of charge on our website at bunge.com under the captions "Investors — Financial Information — SEC Filings" or by writing to us at 1391 Timberlake Manor Parkway, St. Louis, Missouri 63017, U.S.A., Attention: Investor Relations.

OTHER MATTERS
We know of no other business that will be brought before the Annual General Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.
By Order of the Board of Directors

March 31, 2023	Lisa Ware-Alexander Vice President, Deputy General Counsel and Corporate Secretary
Bunge | 2023 Proxy Statement 84

APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This proxy statement contains certain "non-GAAP financial measures" as defined in Regulation G of the Securities Exchange Act of 1934. Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures below. The non-GAAP financial measures that Bunge uses may not be comparable to similarly titled measures used by other companies.
Adjusted earnings per share is a non-GAAP financial measure and is not intended to replace Net income attributable to Bunge or Net income per common share - diluted, the most directly comparable U.S. GAAP financial measure. Adjusted earnings per share is calculated by excluding from Net income per common share-diluted, certain gains and charges and temporary mark-to-market timing differences, as defined below.
Below is a reconciliation of Net income attributable to Bunge, to adjusted Net income attributable to Bunge and adjusted earnings per share:

(US$ in millions, except per share data)	2022	2021	2020
Net income attributable to Bunge	$1,610	$2,078	$1,145
Adjustment for Mark-to-market timing differences (1)	246	12	138
Adjusted for certain (gains) and charges:
Severance, employee benefit, and other	—	—	3
Impairment charges	227	164	—
Pension settlement	(21)	—	—
Bond early redemption	39	—	—
Tax on disposition of a business	30	—	—
Gain on sale of assets	—	(165)	(65)
Gain on sale of a business	—	(119)	—
Indirect tax (credits) and charges	—	—	(32)
Commercial claim provision	—	—	66
U.S. pension plan partial settlement	—	—	9
Income tax (benefits) charges and Interest	—	—	(21)
Adjusted Net income available for common shareholders	$2,131	$1,970	$1,243
Weighted-average common shares outstanding - diluted (2)	153	152	150
Adjusted earnings per share - diluted	$13.91	$12.93	$8.30
(1) Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of certain forward contracts, readily marketable inventories (RMI), and related futures contracts associated with our committed future operating capacity. The impact of these mark-to-market timing differences, which is expected to reverse over time due to the forward contracts, RMI, and related futures contracts being part of an economically-hedged position, is not representative of the operating performance of our business.
(2) There were zero, 1 million, and 6 million anti-dilutive stock options or contingently issuable restricted stock units included in the weighted-average number of common shares outstanding for the years ended December 31, 2022, 2021, and 2020, respectively.

Bunge | 2023 Proxy Statement A-1

At Bunge, our purpose is

to connect farmers to consumers

to deliver essential food, feed

and fuel to the world.

BUNGE

1391 Timberlake Manor Parkway | St. Louis, Missouri 63017
314.292.2000 | bunge.com

BUNGE

BUNGE LIMITED
1391 TIMBERLAKE MANOR PARKWAY
ST. LOUIS, MO 63017

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Daylight Time on May 10, 2023 for shares held directly and by 10:59 p.m. Central Daylight Time on May 8, 2023 for shares held in a Plan.

Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BG2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Daylight Time on May 10, 2023 for shares held directly and by 10:59 p.m. Central Daylight Time on May 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT
We strongly recommend that you vote in advance of the Annual General Meeting, even if you plan to access the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98430-P85522 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUNGE LIMITED

The Board of Directors recommends you vote FOR all director nominees in Proposal 1:

Nominees:	**For**	**Against**	**Abstain**
1a. Eliane Aleixo Lustosa de Andrade	☐	☐	☐
1b. Sheila Bair	☐	☐	☐
1c. Carol Browner	☐	☐	☐
1d. David Fransen	☐	☐	☐
1e. Gregory Heckman	☐	☐	☐
1f. Bernardo Hees	☐	☐	☐
1g. Michael Kobori	☐	☐	☐
1h. Monica McGurk	☐	☐	☐
1i. Kenneth Simril	☐	☐	☐
1j. Henry Ward Winship IV	☐	☐	☐
1k. Mark Zenuk	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:	**For**	**Against**	**Abstain**
2. The approval of a non-binding advisory vote on the compensation of our named executive officers;	☐	☐	☐

The Board of Directors recommends you vote 1 Year on Proposal 3:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. The approval of a non-binding advisory vote on the frequency of future shareholder advisory votes on named executive officer compensation;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:	**For**	**Against**	**Abstain**
4. The appointment of Deloitte & Touche LLP as our independent auditor and authorization of the Audit Committee of the Board to determine the auditor's fees; and	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5:	**For**	**Against**	**Abstain**
5. Shareholder proposal regarding shareholder ratification of termination pay.	☐	☐	☐

NOTE: For any other matter properly coming before the Virtual Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT, PLEASE VOTE THE SHARES AS SOON AS POSSIBLE

D98431-P85522

BUNGE LIMITED
Virtual Annual General Meeting of Shareholders
May 11, 2023 11:00 AM CDT
This proxy is solicited on behalf of the Board of Directors of Bunge Limited

The shareholder(s) hereby appoint(s) Gregory A. Heckman, John Neppl, Joseph Podwika or Lisa Ware-Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Virtual Annual General Meeting of Shareholders to be held at 11:00 AM, CDT on May 11, 2023, via live webcast at www.virtualshareholdermeeting.com/BG2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side